UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

American River Bankshares

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AMERICAN RIVER BANKSHARES

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 20, 2021

TO THE SHAREHOLDERS OF AMERICAN RIVER BANKSHARES:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its Board of Directors, the Annual Meeting of Shareholders (the “Meeting”) of American River Bankshares (the “Company”) will be held on Thursday, May 20, 2021 at 3:00 p.m. Pacific Time, at the Homewood Suites by Hilton, 10700 White Rock Road, Rancho Cordova, CA 95670 for the following purposes:

1.	Election of Directors. To elect the following eight (8) nominees, Nicolas C. Anderson, Kimberly A. Box, Charles D. Fite, Jeffery Owensby, Julie A. Raney, David E. Ritchie, Jr., William A. Robotham, and Philip A. Wright to serve until the 2022 Annual Meeting of Shareholders and until their successors are duly elected and qualified.
2.	Ratification of Independent Registered Public Accounting Firm. To ratify the selection of Crowe, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.
3.	Executive Compensation. To approve, on an advisory (non-binding) basis, the Company’s named executive officer compensation.
4.	Other Business. To transact such other business as may properly come before the Meeting and any and all postponements or adjournments thereof.

As an accommodation to our shareholders in light of the challenges presented by the COVID-19 virus, the Company has decided to provide a call-in number for those shareholders who would prefer not to attend the shareholder meeting in person but would still like to listen to the proceedings. Although such remote attendance will not constitute legal attendance under applicable provisions of California law and you will not be able to cast your votes, change any votes you may have already made by proxy, or ask any questions, we are pleased to be able to provide this remote opportunity to our shareholders. To access the shareholder meeting remotely, please dial 1 (800) 774-6070 and enter the conference passcode 6253 869# on Thursday, May 20, 2021 at 3:00 p.m. California time. For those who do attend the meeting in person, we will observe proper social-distancing protocol to the extent required by local and state officials.

Article III, Section 3.3 of the bylaws of the Company provides for the nomination of directors in the following manner:

“Nominations for election of members of the board may be made by the board or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting called for the election of directors) shall be made in writing and shall be delivered or mailed to the president of the corporation not less than twenty-one (21) days nor more than sixty (60) days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one (21) days’ notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the president of the corporation not later than the close of business on the tenth (10th) day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying shareholder and the identities and locations of any such institutions; and (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notification shall be signed by the nominating shareholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the chairperson of the meeting, and upon his or her instructions, the inspectors of election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.”

The Board of Directors has fixed the close of business on March 29, 2021 as the record date for determination of shareholders entitled to notice of, and to vote at, the Meeting and any and all postponements or adjournments thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Kimberly A. Box
Dated: April 9, 2021	Corporate Secretary

Please sign and return the enclosed Proxy Card (“PROXY”) as promptly as possible and indicate if you will attend the meeting in person. ALTERNATIVELY, a shareholder can choOse to vote by telephone or by using the internet as indicated on the proxy. if you vote by telephone or electronically through the internet, you do not need to return the proxy. please refer to the proxy statement AND PROXY for a more complete description of the procedures for telephone and internet voting.

AMERICAN RIVER BANKSHARES

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

May 20, 2021

INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies for use at the 2021 Annual Meeting of Shareholders (the “Meeting”) of American River Bankshares (the “Company”) to be held on Thursday, May 20, 2021, at 3:00 p.m. Pacific Time, at the Homewood Suites by Hilton, 10700 White Rock Road, Rancho Cordova, CA 95670 for the following purposes and at any and all postponements or adjournments thereof. Only shareholders of record on March 29, 2021 (the “Record Date”) will be entitled to notice of the Meeting and to vote at the Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to be voted 5,962,466 shares of the Company’s no par value common stock. Directions to the Meeting can be found later in this proxy statement. This proxy statement together with our Annual Report for 2020 will be mailed to shareholders on or about April 9, 2021.

As an accommodation to our shareholders in light of the challenges presented by the COVID-19 virus, the Company has decided to provide a call-in number for those shareholders who would prefer not to attend the shareholder meeting in person but would still like to listen to the proceedings. Although such remote attendance will not constitute legal attendance under applicable provisions of California law and you will not be able to cast your votes, change any votes you may have already made by proxy, or ask any questions, we are pleased to be able to provide this remote opportunity to our shareholders. To access the shareholder meeting remotely, please dial 1 (800) 774-6070 and enter the conference passcode 6253 869# on Thursday, May 20, 2021 at 3:00 p.m. California time. For those who do attend the meeting in person, we will observe proper social-distancing protocol to the extent required by local and state officials.

Revocability of Proxies

A proxy for voting your shares at the Meeting is enclosed. Any shareholder who executes and delivers such proxy has the right to and may revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. In addition, a proxy will be revoked if the shareholder executing such proxy is in attendance at the Meeting and such shareholder votes in person. Subject to such revocation, all shares represented by a properly executed proxy received in time for the Meeting will be voted by the proxyholders in accordance with the instructions specified on the proxy.

Unless otherwise directed in the accompanying proxy, the shares represented by your executed proxy will be voted “FOR” the nominees for election of directors named herein, “FOR” the ratification of the selection of Crowe LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year, and “FOR” approval on an advisory (non-binding) basis of the Company’s named executive officer compensation. If any other business is properly presented at the Meeting and at any and all postponements or adjournments thereof, the proxy will be voted in accordance with the recommendations of management.

Solicitation of Proxies

This solicitation of proxies is being made by the Board of Directors of the Company. The expenses of preparing, assembling, printing, and mailing this proxy statement and the materials used in this solicitation of proxies will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of the mail, but directors, officers, and employees of the Company may solicit proxies personally or by telephone, without receiving special compensation. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy statement and materials to shareholders whose stock in the Company is held of record by such entities. In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with this solicitation of proxies, if management determines it advisable.

1

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 20, 2021.

The Company’s Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are available free of charge at www.envisionreports.com/AMRB.

We are furnishing materials to our shareholders primarily via the internet instead of mailing printed copies of those materials to our shareholders. By doing so, we save costs and reduce the environmental impact of the Meeting. On April 9, 2021, the Company mailed a Notice of Internet Availability of Proxy Materials (“Notice”) to shareholders. The Notice contains instructions about how to access our proxy materials and vote online or by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

Voting Securities

On any matter submitted to the vote of the shareholders, each holder of common stock will be entitled to one vote, in person or by proxy, for each share of common stock he or she held of record on the books of the Company as of the Record Date.

A majority of the shares entitled to vote, represented either in person or by a properly executed proxy, will constitute a quorum at the Meeting. If, by the time scheduled for the Meeting, a quorum of shareholders of the Company is not present or if a quorum is present but sufficient votes in favor of any of the proposals have not been received, the Meeting may be held for purposes of voting on those proposals for which sufficient votes have been received, and the persons named as proxyholders may propose one or more adjournments of the Meeting to permit further solicitation of proxies with respect to any of the proposals as to which sufficient votes have not been received.

Votes cast will be counted by the Inspector of Election for the Meeting. Approval of any proposal (other than the election of directors) requires the affirmative vote of a majority of the shares represented and voting at the Annual Meeting which also constitutes a majority of the required quorum (unless a greater number is required as described in a proposal). In the election of directors, the eight (8) nominees receiving the highest number of affirmative votes will be elected. Shares represented by proxies that reflect abstentions or “broker non-votes” will be treated by the Inspector of Election as shares present and entitled to vote for purposes of determining the presence of a quorum; however, broker non-votes will not be treated as shares voted on any proposal and therefore will have no effect upon the outcome of any proposal. Abstentions will not be treated as affirmative votes on any proposal at the Meeting and will have the same effect as a vote “against” a proposal (other than the election of directors proposal) if the affirmative votes in favor of a proposal are less than a majority of the required quorum. “Broker non-votes” means shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power under applicable rules of the stock exchange or other self-regulatory organization of which the broker or nominee is a member.

Any shareholder may choose to vote shares of common stock by telephone by calling the toll-free number (at no cost to the shareholder) indicated on the proxy. Telephone voting is available 24 hours per day. Easy to follow voice prompts allow a shareholder to vote shares and to confirm that instructions have been properly recorded. The Company’s telephone voting procedures are designed to authenticate the identity of shareholders by utilizing individual control numbers. If a shareholder votes by telephone, there is no need to return the proxy.

Any shareholder may choose to vote shares of common stock electronically by using the Internet, as indicated on the proxy. Internet voting procedures are designed to authenticate the identity of a shareholder and to confirm that instructions have been properly recorded. The Company believes these procedures are consistent with the requirements of applicable law. If a shareholder votes electronically by using the Internet, there is no need to return the proxy.

If you vote by telephone or Internet, your vote must be received by 11:59 p.m., Eastern Time, on May 19, 2021 to ensure that your vote is counted.

2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 29, 2021, concerning the equity ownership of the Company’s directors, director-nominees, and the executive officers named in the “Summary Compensation Table” in this proxy statement, shareholders known to us to beneficially own more than 5% of our common stock, and directors, director-nominees, and executive officers as a group. Unless otherwise indicated in the notes to the table, each person listed below possesses sole voting and sole investment power, or shared voting and investment power with a spouse, for the shares of the Company’s common stock listed below. All of the shares shown in the following table are owned both of record and beneficially except as indicated in the notes to the table. The Company has only one class of shares outstanding, common stock.

	Amount and Nature of
Name and Address (1) of Beneficial Owner	Beneficial Ownership		Percent of Class (2)
Nicolas C. Anderson	6,335	(3)	0.1%
Kevin B. Bender	40,338	(4)	0.7%
Kimberly A. Box	23,380	(3)	0.4%
Mitchell A. Derenzo	84,793	(5)	1.4%
Charles D. Fite	179,989	(6)	3.0%
Dan C. McGregor	8,863	(7)	0.2%
Jeffery Owensby	13,021	(3)	0.2%
Julie A. Raney	2,911	(8)	—
David E. Ritchie, Jr.	36,568	(9)	0.6%
William A. Robotham	115,854	(3)	1.9%
Philip A. Wright	100,243	(3)	1.7%
All directors, director-nominees, and executive officers as a group (11 persons)	612,295	(10)	10.2%

	Amount and Nature of
5% or Greater Owners of Voting Securities Name and Address of Beneficial Owner	Beneficial Ownership		Percent of Class
Pacific Ridge Capital Partners LLC	400,971	(11)	6.7%
4900 Meadows Road, Suite 320 Lake Oswego, OR 97035

Dimensional Fund Advisors LP	357,666	(12)	6.0%
6300 Bee Cave Road Building One Austin, TX 78746

Manulife Financial Corporation	337,688	(13)	5.7%
200 Bloor Street East, Toronto, Ontario, Canada, M4W 1E5

Maltese Capital Management, LLC	310,000	(14)	5.2%
150 East 52nd Street, 30th Floor, New York, NY 10022

(1)	The address for all individuals listed is c/o American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670.
(2)	Includes shares subject to stock options exercisable within 60 days of the Record Date and restricted shares with respect to the named individual only.
(3)	Includes 2,140 restricted shares.
(4)	Includes 13,838 shares which Mr. Bender has the right to acquire upon the exercise of stock options within 60 days of the Record Date and 7,051 restricted shares.
(5)	Includes 11,585 shares which Mr. Derenzo has the right to acquire upon the exercise of stock options within 60 days of the Record Date and 7,051 restricted shares.
(6)	Includes 2,432 restricted shares.
(7)	Includes 5,595 restricted shares.
(8)	Includes 535 restricted shares.
(9)	Includes 10,854 restricted shares.
(10)	Includes 27,599 shares subject to stock options exercisable within 60 days of the Record Date and 44,218 restricted shares.
3

(11)	This information is taken from Schedule 13G/A as of December 31, 2020, filed with the SEC on February 11, 2021 by Pacific Ridge Capital Partners LLC, which reflects beneficial ownership of 400,971 shares.
(12)	This information is taken from Schedule 13G/A as of December 31, 2020, filed with the SEC on February 12, 2021 by Dimensional Fund Advisors LP, which reflects beneficial ownership of 357,666 shares. Dimensional disclaims beneficial ownership of such shares which are held by various investment companies, trust and account to which Dimensional Fund Advisors LP acts as investment advisor.
(13)	This information is taken from a Schedule 13G as of December 31, 2020, filed with the SEC on February 3, 2021 by Manulife Financial Corporation and its indirect wholly-owned subsidiaries, Manulife Investment Management (US) LLC “MIM” and Manulife Investment Management Limited (“MIML”), which reflects beneficial ownership of 337,685 shares by MIM and 3 shares by MIML.
(14)	This information is taken from a Schedule 13D/A as of December 10, 2020, filed with the SEC on February 17, 2021 by Maltese Capital Management LLC, which reflects beneficial ownership of 310,000 shares.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Bylaws provide that the number of directors of the Company shall not be less than eight (8) nor more than fifteen (15) until changed by an amendment to Article III, Section 3.2 of the Bylaws duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of directors shall be fixed from time to time, within the range specified in the articles of incorporation or in Section 3.2: (i) by a resolution duly adopted by the board; (ii) by a bylaw or amendment thereof duly adopted by the board of directors or the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote; or (iii) by approval of the shareholders entitled to vote. The Board of Directors has fixed the number of directors at eight (8).

The Board of Directors has nominated the eight (8) incumbent directors named below for election as directors of the Company and to apprise you of their qualifications to serve as directors, we include the information below concerning each of the nominees, as of the Record Date, that each nominee has given us regarding age, current positions held, principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the nominee currently serves as a director or has served as a director during the past five years. In addition to the information presented regarding each nominee’s specific experience, qualifications, attributes and skills that led the Nominating Committee to recommend that our Board of Directors nominate these individuals, all of the nominees have a reputation for honesty, integrity and adherence to high ethical standards. The Nominating Committee also believes that the nominees possess the willingness to engage management and each other in a positive and collaborative fashion, and are prepared to make the significant commitment of time and energy to serve on our Board of Directors and its committees. The following persons are the nominees of the Board of Directors for election to serve for a one-year term until the 2022 annual meeting of shareholders and until their successors are duly elected and qualified:

NICOLAS C. ANDERSON Age: 36, Director since 2018; Principal Occupation: Chief Executive Officer, ArcherHall, 2015 – Present; Managing Partner, Elm Grove Partners; 2013 – Present.

Mr. Anderson is Chief Executive Officer of ArcherHall, a company that provides digital forensics and high-value digital discovery services to law firms, corporations and government agencies. Headquartered in Sacramento, the company has been operating in the region for over 20 years. Mr. Anderson is also currently a Managing Partner of Elm Grove Partners, a private investment firm currently based in Sacramento, California, organized to acquire and operate companies in the lower middle market. He serves on the board of Sacramento’s Region Business Association, and is involved in community-based organizations including the Sacramento Federal Judicial Library and Learning Center Foundation and the California Innocence Project. Mr. Anderson graduated from Harvard University with an AB in Economics (Bachelor of Arts degree in Economics) and graduated with Distinction from the Harvard Business School with a Master of Business Administration degree. We believe that Mr. Anderson’s strong educational background, financial and investment experience, and role as a sitting CEO directing strategy and operations of an expanding company qualifies him to serve on our Board of Directors.

KIMBERLY A. BOX Age: 61, Director since 2012; Principal Occupation: Independent Director and Advisor since 2012. President & CEO Gatekeeper Innovation, Inc. January 2017 to March 2020.

4

Ms. Box is former President and CEO of Gatekeeper Innovation, Inc., a company that provides products for medication safekeeping. She is a former Hewlett Packard Vice President with vast experience in the Information Technology industry. Over her career, she has led Information Technology outsourcing services, product engineering and support services including leading a $1 billion global organization. Ms. Box is a Director on the Board of McGrath Rentcorp (NASDAQ:MGRC) where she serves on the Compensation and Nomination/Governance Committees, and on the Board of Applied Science, Inc. where she serves on the Compensation Committee. She is very active in the community currently serving on the National Association of Corporate Directors NorCal Chapter not-for-profit and is on the Advisory Board of the Carlsen Center for Innovation and entrepreneurship at California State University, Sacramento. Ms. Box is currently Chairman of American River Bank’s Finance and Capital Committee and a member of the Audit Committee. Her extensive experience in the IT industry, CEO experience, entrepreneurial acumen and her active involvement in the community provides valuable insight and contribution to our Board of Directors.

CHARLES D. FITE Age: 63. Director since 1993; Principal Occupation: President, Fite Development Company in Sacramento since 1980. President, Fite Properties Inc. since 1999 and President, Fite Construction Inc. since 1999.

Mr. Fite is President of the Fite Development Company, founded in 1970 by D. Bruce Fite. As President, Mr. Fite is involved in all aspects of the company’s operations including development, management, marketing and financing of both existing and proposed projects. Mr. Fite serves as Chairman of the American River Bank Foundation, a non-profit organization whose mission is to serve the needs of the most vulnerable women and children within our communities. Mr. Fite is a licensed real estate broker and has 40 years of experience as a real estate developer. He is the Board President of Sacramento’s Region Business Association, the region’s leading champion for economic growth and job creation. He has been the Chairman of the Board of Directors of American River Bankshares since 2001. Mr. Fite’s qualifications to serve as Chairman of our Board of Directors include his business acumen, integrity, leadership and knowledge of the commercial real estate market, as well as his community service.

JEFFERY OWENSBY Age: 63. Director since 2016; Principal Occupation: Mediator and Arbitrator, Judicate West, 2020 to present, Partner, Kennaday Leavitt Owensby, PC, October 2016 to December 2019. Partner, Rediger, McHugh & Owensby, LLP, November 2007 to October 2016.

Mr. Owensby is a Mediator/Arbitrator for Judicate West, one of California’s leading providers of private dispute resolution services. Prior to his career as a “neutral,” his 37 plus years of experience in the practice of labor and employment law included advising clients in all aspects of California and Federal labor law, litigation, trials, as well as Labor/Management relations. For the last decade, he has been selected by other lawyers to help them resolve lawsuits in which they are engaged. He has mediated numerous employment disputes including class actions. He is regularly called upon as a subject matter expert to provide education in the fields of employment law and voluntary dispute resolution. He gives extensive pro bono time to the state and federal courts to assist the courts and parties resolve cases before trial. Over the years, he has been on several boards of directors of philanthropic and community organizations. Mr. Owensby serves on the Board of Directors of the American River Bank Foundation, a non-profit organization whose mission is to serve the needs of the most vulnerable women and children within our communities. Mr. Owensby’s extensive legal experience, analytical capabilities and diligence in guiding organizations through complex decision-making processes provides value to the Board of Directors.

JULIE A. RANEY Age: 52. Director since 2019; Principal Occupation: Vice President, Office of the General Counsel, Sutter Health, present, Deputy General Counsel for Sutter Health 2016,-2020, Assistant General Counsel for Sutter Health from 2010 to 2016.

Ms. Raney currently serves as an in-house attorney for Sutter Health, a not for profit health care system in Northern California, where she manages legal work for labor and employment, finance, philanthropy, real estate, tax, executive compensation, disability access compliance and special investigations. Throughout her tenure at Sutter Health and the prior fifteen years in private practice, Ms. Raney has developed an expertise in employment related matters and risk reduction strategies. Additionally, she has served as a Court Appointed Special Advocate for Placer County. Ms. Raney earned a Juris Doctorate from King Hall School of Law at the University of California, Davis and a Bachelor of Arts, magna cum laude, in political science, also from the University of California, Davis. Ms. Raney’s extensive legal knowledge together with her expertise in compliance and risk management makes her highly qualified to serve on the Board.

5

DAVID E. RITCHIE, JR. Age: 62. Director since 2017; Principal Occupation: President and Chief Executive Officer of American River Bankshares since 2017.

Mr. Ritchie’s prior roles include Senior Vice President and Regional Manager, Commercial Banking at US Bank, Executive Vice President and Regional Manager of Commercial Banking at One West Bank and 25 years in various leadership positions with Wells Fargo Bank. He attended the University of Southern California and University of California, Irvine and holds a Bachelor of Arts degree in Economics. He has served on the board of directors of the San Juan Capistrano Chapter of Legatus and is past chairman of the board of directors of the Orangewood Children’s Foundation in Southern California, an organization he was involved with for thirteen years, among many other community roles. He currently serves as President of the American River Bank Foundation and a Board Member of the Child Abuse Prevention Center. Mr. Ritchie’s extensive experience in the banking industry as well as his involvement in the community makes him highly qualified to serve on our Board of Directors.

WILLIAM A. ROBOTHAM Age: 79. Director since 2004; Principal Occupation: CPA, Former Executive Partner, Pisenti & Brinker LLP, Certified Public Accountants in Santa Rosa since 1996.

Mr. Robotham has been a Certified Public Accountant since 1967. He joined Pisenti & Brinker LLP in 1966, became a partner in 1969, managing partner in 1983 and executive partner in 1996. He has served as the partner-in-charge of the Auditing and Accounting department, the Tax department and the Management Advisory Services department. Mr. Robotham currently works in tax, general practice and management consulting for the firm. Mr. Robotham is currently Vice Chairman of the Board of Directors of American River Bankshares and serves as the Chairman of the Audit Committee for American River Bankshares. Mr. Robotham was a founding member and a director of North Coast Bank. He remained on the North Coast Bank board of directors until 2003 when North Coast Bank was merged into American River Bank. He joined the American River Bank Board of Directors in 2004. Mr. Robotham is also a founding member of the Board of Directors of the American River Bank Foundation and serves as the Foundation’s Vice Chairman. Mr. Robotham’s experience in public and private business and his more than 40 years of experience in the field of public accounting led us to conclude he should serve on our Board of Directors.

PHILIP A. WRIGHT Age: 74. Director since 2009; Principal Occupation: Real Estate Broker and President and Owner of Wright Investments Inc. dba Wright Realty since 1984; Developer, Wright Investment since 1984 and President, Trowbridge & Wright Investment Inc. since 1976.

Mr. Wright was a founding member of the board of directors of North Coast Bank and was its first Chairman from 1990 to 1995. He remained on the North Coast Bank Board of Directors until 2003 and joined the American River Bank Board of Directors in 2004 when the two banks merged. Mr. Wright was named to the American River Bankshares Board of Directors in 2009. Mr. Wright has been an active real estate agent/broker for over 40 years. He owned a mortgage company for four years and presently manages his own real estate business. Mr. Wright has been involved in subdividing and marketing land in Sonoma County since 1977, which included processing all governmental permits, project financing, budgets, construction bidding and overseeing construction of the final project. He currently serves on the Board of Directors of the American River Bank Foundation. Mr. Wright’s extensive experience in the real estate business as well as in the banking industry qualifies him to serve as a member of our Board of Directors.

All proxies will be voted for the election of the eight (8) nominees recommended by the Board of Directors, unless authority to vote for the election of any director or all directors is withheld. All of the nominees are incumbent directors.

If any of the nominees should unexpectedly decline or be unable to serve as a director, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named above.

None of the Company’s directors, nominees for election as directors listed above, or executive officers listed on page 3 of this proxy statement, were selected pursuant to any arrangement or understanding other than with the directors and executive officers of the Company acting within their capacities as such. There are no family relationships between any two or more of the directors, nominees for director, or executive officers. Except as disclosed above, no director or officer of the Company currently serves, or within the last five years has served, as a director of any public company, including any company which has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, or of any company registered as an investment company under the Investment Company Act of 1940. To our knowledge, none of the nominees were subject to any legal, judicial or administrative proceedings involving or based on violations of federal or state securities, commodities, banking or insurance laws and regulations or settlements thereof, involvement in mail or wire fraud or fraud in connection with any business entity, any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization, convictions in a criminal proceeding (excluding traffic violations and minor offenses) or had a petition under bankruptcy laws filed against themselves or an affiliate, in each case within the last ten years.

6

Recommendation of Board of Directors

The Board of Directors recommends a vote “FOR” each of the eight (8) nominees listed above.

CORPORATE GOVERNANCE

Our Board of Directors and management are dedicated to the standard of exemplary corporate governance and believe that corporate governance is vital to the continued success of the Company. The Board of Directors annually reviews and updates the charters of the committees of the Board of Directors in response to evolving “best practices” and the results of changes in the regulatory environment.

Director Independence

Our Board of Directors has determined that each of our non-employee directors (excluding David E. Ritchie, Jr.) is independent. Each of our Audit, Nominating and Compensation Committees is composed only of independent directors.

Our Board of Directors has adopted certain standards to assist it in assessing the independence of each of our directors. A director who otherwise meets the definition of independence under applicable NASDAQ listing standards may be deemed “independent” by the Board of Directors after consideration of all of the relationships between the Company and the director, or any of his or her immediate family members (as defined in the NASDAQ listing rules), or any entity with which the director or any of his or her immediate family members is affiliated by reason of being a partner, officer or a significant shareholder thereof. However, ordinary banking relationships (such as depository, lending, and other services readily available from other financial institutions) are not considered by the Board of Directors in determining a director’s independence, as the Board of Directors considers these relationships to be immaterial. A banking relationship is considered “ordinary” if:

•	the relationship is on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons;
•	with respect to an extension of credit, it has been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve System and Section 13(k) of the Securities Exchange Act of 1934;
•	no event of default with respect to such relationship has occurred and is continuing beyond any period of cure; and
•	the relationship has no other extraordinary characteristics.

In assessing the independence of our directors, our Board of Directors carefully considered all of the business relationships between the Company and our directors or their affiliated companies, other than ordinary banking relationships. This review was based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with the Company and our management. Where business relationships other than ordinary banking relationships existed, the Board of Directors determined that, except in the case of Mr. Ritchie, none of the relationships between the Company and the directors or the directors’ affiliated companies impair the directors’ independence because the amounts involved are immaterial to the directors or to those companies when compared to their annual income or gross revenues. The Board of Directors also determined for all of the relationships between the Company and our directors or the directors’ affiliated companies, that none of the relationships had unique characteristics that could influence the director’s impartial judgment as a director of the Company.

7

Code of Ethics

The Company has adopted a Code of Ethics that complies with the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002 and applicable NASDAQ listing rules. The Code of Ethics requires that the Company’s directors, officers (including the principal executive, financial and accounting officers, or controller and persons performing similar functions) and employees conduct business in accordance with the highest ethical standards and in compliance with all laws, rules and regulations applicable to the Company. The Code of Ethics is intended to supplement the provisions of any other personnel policies of the Company or codes of conduct, which may establish additional standards of ethical behavior applicable to the Company’s directors, officers and employees.

The Code of Ethics was filed as Exhibit 14.1 to the Company’s 2003 Annual Report on Form 10-K and may be accessed through the Company’s website by following the instructions for accessing reports filed with the Securities and Exchange Commission hereafter in this proxy statement under the heading “Website” or a copy is available, free of charge, upon written request to Mitchell A. Derenzo, American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670.

Leadership Structure

The positions of the Chairman of the Board of Directors and the President and Chief Executive Officer (“CEO”) are filled by different persons. Mr. Fite, an independent director, serves as the Board of Directors Chairman, while Mr. Ritchie serves as President and CEO. The Board of Directors believes that separating the roles of Chairman and President and CEO is preferable and in the best interests of shareholders because it enhances the Board of Directors’ ability to fulfill its oversight responsibilities, inclusive of senior management. Separating the positions also provides an independent viewpoint and focus at meetings of the Board of Directors, and improves communication between management and the Board of Directors by giving our President and CEO a single initial source for Board of Directors-level communication and input on significant decisions.

Risk Oversight

Risk management is the responsibility of management and risk oversight is the responsibility of the Board of Directors. The Board of Directors administers its risk oversight function principally through its division of responsibility within its committee structure, with each committee being responsible for overseeing risk within its area of responsibility. For example, the Loan Committee of American River Bank (the “Loan Committee”) plays an important role in overseeing our loan functions and monitoring related risks. Responsibilities of our various committees are discussed under each committee in this proxy statement. Significant risk oversight matters considered by the committees are reported to and considered by the Board of Directors. Some significant risk oversight matters are reported directly to the Board of Directors, including matters not falling within the area of the responsibility of any committee. Types of risks with the potential to adversely affect the Company include cybersecurity, credit, interest rate, liquidity, and compliance risks, and other risks relating to our operations and reputation.

Management regularly provides the Board of Directors and its various committees with a significant amount of information regarding a wide variety of matters affecting the Company. Matters presented to the Board of Directors and its committees generally include information with respect to risk. The Board of Directors and its committees consider the risk aspects of such information and often request additional information with respect to issues that involve risks to the Company. The Board of Directors and its committees also raise risk issues on their own initiative.

The impact of COVID-19 is felt by our teammates, our clients, our partners, and our communities. In response to COVID-19, our highest priority was protecting the health and wellbeing of our employees and the financial viability of our clients. The Company quickly put its pandemic plan into action to adjust to the impact of the health issues from the COVID-19 pandemic on our employees and our clients. We have been working with our clients by assisting them with loan payment deferrals and maintaining service at all of our branch locations, subject to reduced operating hours. We are encouraging the use of our digital and electronic channels and our night depositories, all the while adhering to the ever-evolving State and Federal guidelines. We have been participating in the Small Business Administration’s (“SBA’s”) Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief and Economic Security (“CARES”) Act to help provide loans to our business clients to provide them with additional working capital to enable them to retain their employees.

To assist the Company with respect to enterprise risk management, and to assist the Board of Directors and its committees with respect to risk oversight, the Company has an Enterprise Risk Management Committee made up of appropriate management personnel that works to identify and assess risks across all operations of the Company. The Enterprise Risk Management Committee reports to the Board of Directors and all of its members attend either Board of Directors and/or other committee meetings as needed.

8

Cyber-security incidents compromising non-public personal financial information may produce material effects to the business, including but not limited to, reputational harm, loss of intellectual property, disruption of key business operations, governmental fines/penalties, and litigation/remediation costs. Under the direction of its Chief Operating Officer, the Company maintains a formal information security management program. The program leverages industry frameworks and standards to ensure appropriate controls are established and are frequently assessed for adequacy. Major components of the program include Safeguarding Customer Information, third party vendor oversight and incident response. The Board and the Company’s Enterprise Risk Management Committee receive reports and briefings from executive management relating to a full range of cyber security issues, the Company’s risk posture to protect against cyber security threats, and policies that adequately implement the program. Annually, the Board reviews and approves the formal written information security program policy including information security risk appetite; obtaining assurance that the plan addresses the dynamic changes in the threat landscape and whenever there is a material change in the Company’s cyber security risks. Executive management periodically keeps the Board abreast of efforts relating to compliance, risk assessments, results of audits, examinations, penetration and vulnerability testing, security breaches or violations and recommended changes to the Company’s information security program.

The Company does not believe the risk oversight function of the Board of Directors has had a significant effect on the leadership structure, although a change in leadership structure could result in changes in the implementation of the risk oversight function.

Review of Risk Associated With Compensation Plans

The Company develops and implements compensation plans that provide strategic direction to the participants and engages them in the Company’s success, which contributes to shareholder value. We believe our approach to goal setting, establishing targets with payouts at multiple levels of performance, evaluation of performance results and our discretion to approve or disapprove the payout of incentive compensation helps to mitigate excessive risk-taking that could harm Company value or reward poor judgment by our executive officers. Compensation policies and practices are determined by reviewing compensation analyses including industry/market benchmarking reports to determine competitive pay packages. The Company’s variable pay programs are designed to reward outstanding individual and team performance while mitigating risk taking behavior that might affect financial results. Performance incentive compensation rewards for all plans continue to be focused on results that possibly impact earnings, profitability, credit quality, loan growth, deposit growth, sound operations and compliance, sustainable culture, and leadership excellence. Incentive compensation plans, which are reviewed and revised on an annual basis, have defined terms and conditions which enable the Company to adjust the final scoring and payments under the plans. Generally, there is more oversight of plans that have a higher degree of risk, larger payouts, and that could have the greatest negative impact on the Company and American River Bank’s safety and soundness, such as credit related risks. Plan reviews and approvals increase before any payments are made as the risks associated with a plan increase.

The Compensation Committee met with senior management officers, including the Human Resources Officer, of the Company to review the 2020 incentive compensation plans and concluded that, based on the controls described above and elsewhere in this proxy statement, those plans do not present risks that are reasonably likely to have a material adverse effect on the Company.

Anti-Hedging and Anti-Pledging Policy

The Company maintains an Anti-Hedging and Anti-Pledging Policy which prohibits the board and all employees (including the executive officers) from hedging or otherwise offsetting or taking any actions that are designed to hedge or offset, their ownership of American River Bankshares stock, including trading in publicly-traded options, puts, calls, equity swaps, variable forward contracts, collars, exchange funds or other derivative instruments related to American River Bankshares stock or debt, should any be issued in the future and prohibits directors and executive officers of the Company, from purchasing Company securities on a margin or otherwise pledge Company securities as collateral for a loan.

9

Stock Ownership Requirements

The Company encourages equity ownership by its directors and executive officers to emphasize their link with the long term interests of the Company’s shareholders. Accordingly, directors and executive officers are expected to reach target equity ownership levels equal to a multiple of annual base salary/retainer at the previous year-end, as follows: Chief Executive Officer, two times base salary; other executive officers, one and one-half times base salary; and directors, three times their annual retention. This requirement may be met through common stock, restricted stock or restricted stock units. Each covered person is expected to reach his or her target ownership level within five years from the date he or she became subject to the ownership requirement, based on fair market value of the equity at each year end. The Company does not expect any of these executive officers or directors to sell any shares until they meet these ownership requirements, unless the sale was to pay for ordinary income taxes of vested or exercised shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and any persons beneficially owning ten percent or more of the Company’s common stock to timely file initial reports of ownership and reports of changes in that ownership with the Securities and Exchange Commission. Such persons are required by Securities and Exchange Commission regulations to send copies of such reports to the Company. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2020, the Company believes all such filing requirements applicable to its directors, executive officers and ten percent shareholders were met with the exception of a late Form 4 filed by Mr. Wright relating to the purchase of 4,346 shares of the Company’s stock, which was filed two business days late.

Committees of the Board of Directors

Nominating Committee. The Nominating Committee, whose members are Charles D. Fite (Chairman), Jeffery Owensby and Nicolas C. Anderson (effective February 2020) has the responsibility to assist the Board of Directors by (a) establishing criteria for candidates and identifying, evaluating, and recommending candidates, including candidates proposed by shareholders, for election to the Board of Directors, and (b) periodically reviewing and making recommendations on the composition of the Board of Directors. The Nominating Committee met once in 2020. All members of the Nominating Committee are “independent,” as that term is defined under applicable NASDAQ listing rules, including Director Fite from whom the Company has leased one of its bank premises since 1985. The current lease terms and the Company’s policy are disclosed under “Transactions with Related Persons” on page 36 of this proxy statement. Candidates are selected in accordance with a Nominating Charter. The Nominating Charter includes a policy for consideration of candidates proposed by shareholders. Any recommendations by shareholders will be evaluated by the Board of Directors in the same manner as any other recommendation and in each case in accordance with the Nominating Charter. Shareholders that desire to recommend candidates for consideration by the Company’s Board of Directors should mail or deliver written recommendations to the Company addressed as follows: Board of Directors, American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670. Each recommendation should include biographical information indicating the background and experience of the candidate that qualifies the candidate for consideration as a director for evaluation by the Board of Directors. In addition to minimum standards of independence for non-employee directors and financial literacy, the Board of Directors considers various other criteria including the candidate’s experience and expertise, financial resources, ability to devote the time and effort necessary to fulfill the responsibilities of a director and involvement in community activities in the market areas served by the Company that may enhance the reputation of the Company. The provisions of our Nominating Committee Charter regarding diversity, as a matter of practice, may seek or favor a candidate with particular areas of expertise that complement our existing Board of Directors composition or satisfy legal requirements. In general, our objective is for the Board of Directors to reflect a diversity of perspectives and a broad range of experiences through individuals that possess the background, skills, expertise, and commitment necessary to make a significant contribution to our Company. Qualified candidates are considered without regard to race, color, religion, sex, ancestry, national origin, disability, or any other factor that qualifies the candidate as a member of a protected class under applicable law.

10

The Company operates in a highly regulated industry and is subject to the supervision, regulation and periodic examination by state and federal banking regulatory authorities including the Board of Governors of the Federal Reserve System, California Department of Business Oversight and Federal Deposit Insurance Corporation. Directors of the Company are subject to certain rules and regulations and potential liabilities not otherwise applicable to directors of non-banking organizations. Consequently, evaluation of candidates by the Company’s Board of Directors may include more extensive inquiries into personal background information including confirmation of the accuracy and completeness of background information by (a) requiring candidates to complete questionnaires to elicit information of the type required to be disclosed by the Company in reports filed with the Securities and Exchange Commission, NASDAQ, or such state and federal banking regulatory authorities, (b) conducting background investigations by qualified independent organizations experienced in conducting criminal and civil investigatory reviews, and (c) such other personal and financial reviews and analyses as the Board of Directors may deem appropriate in connection with the consideration of candidates.

Shareholders who wish to nominate a candidate for election to the Company’s Board of Directors, as opposed to recommending a potential nominee for consideration by the Board of Directors, are required to comply with the advance notice and any other requirements of the Company’s bylaws, applicable laws and regulations. The Board of Directors may elect to use third parties in the future to identify or evaluate candidates for consideration by the Board of Directors. The Nominating Charter adopted by the Board of Directors can be accessed through the Company’s website www.americanriverbank.com by accessing the Investor Relations link, then the Corporate Information link, then the Governance Documents link located at that address. The Nominating Committee recommended the slate of nominees described in “Proposal No. 1, Election of Directors” on pages 4 through 6 of this proxy statement.

Compensation Committee. The Compensation Committee, whose members include Charles D. Fite, Jeffery Owensby (Chairman), William A. Robotham and Julie A. Rainey, oversees the performance and reviews the compensation of the executive officers and the directors of the Company and American River Bank. The Compensation Committee met eight (8) times during 2020. For additional information regarding the functions of the Compensation Committee, see the Compensation Discussion and Analysis on page 17 and the Compensation Committee Charter which can be accessed through the Company’s website www.americanriverbank.com by accessing the Investor Relations link, then the Corporate Information link, then the Governance Documents link located at that address.

•	Compensation Committee Interlocks and Insider Participation

None of the current members of the Compensation Committee is or has ever been an officer or employee of the Company or any of its subsidiaries. During the last fiscal year, none of our executive officers served on the board of directors or on the compensation committee of any other entity, any officers of which served on either our Board or our Compensation Committee.

o	The CEO is a non-voting invited guest to the Compensation Committee meetings and can be present at discussions regarding compensation matters relative to non-CEO executive officers or directors. The CEO cannot be present during deliberations or voting on CEO compensation matters.
o	The Board of Directors has determined that all members of the Compensation Committee are “independent,” as that term is defined under applicable NASDAQ listing rules including Director Fite from whom the Company has leased one of its bank premises since 1985. The current lease terms and the Company’s policy are disclosed under “Transactions with Related Persons” on page 36 of this proxy statement.

Audit Committee. The Audit Committee, whose members are William A. Robotham (Chairman), Kimberly A. Box and Philip A. Wright, oversees the Company’s independent registered public accounting firm, analyzes the results of internal and regulatory examinations and monitors the financial and accounting organization and reporting. Director Robotham has been designated by the Board of Directors as an “audit committee financial expert” as defined under rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee met seven (7) times in 2020 and held one (1) “executive session” which only the non-employee directors attended, each of whom is “independent” as defined under applicable NASDAQ listing rules. In addition, each other member of the Audit Committee is “financially literate” as defined under applicable NASDAQ listing rules. For additional information regarding the functions of the Audit Committee, see the Audit Committee Report on page 38 and the Audit Committee Charter which can be accessed through the Company’s website www.americanriverbank.com by accessing the Investor Relations link, then the Corporate Information link, then the Governance Documents link located at that address.

Finance and Capital Committee. The Finance and Capital Committee, whose members include Jeffery Owensby, Kimberly A. Box (Chair), and David E. Ritchie, Jr. (effective February 2020), has the responsibility to (a) oversee asset liability management and the investment portfolio including recommending to the Board of Directors the annual investment strategy; (b) recommend to the Board of Directors the annual operating budget for the Company; and (c) review premises leases and capital expenditures over $100,000 for recommendation to the Board of Directors. The Finance and Capital Committee met six (6) times during 2020.

11

Executive Committee. The Executive Committee, whose members include Charles D. Fite (Chair), David E. Ritchie, Jr., William A. Robotham, Kimberly A. Box, and Nicolas C. Anderson oversees long range planning, formulates and recommends broad policy positions for the Board of Directors to consider and is responsible for evaluating and recommending to the Board of Directors matters pertaining to mergers and acquisitions. The Executive Committee did not have a meeting in 2020. Ms. Box and Mr. Anderson joined the Executive Committee in June 2020.

Loan Committee of American River Bank. The Loan Committee has the responsibility for establishing loan policy, approving loans which exceed certain dollar limits and reviewing the outside loan review firm’s examinations of the loan portfolios. The Loan Committee includes Nicolas C. Anderson (Chairman), Charles D. Fite, Julie A. Raney, Jeffery Owensby and Philip A. Wright. The Loan Committee met sixteen (16) times during 2020.

During 2020, the Company’s Board of Directors held twelve (12) regular meetings. In addition, the Company’s Board of Directors held two (2) “executive sessions” which only the non-employee directors attended, each of whom is “independent” as defined under applicable NASDAQ listing rules. All directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the number of meetings of the committees on which they served.

See “Detail of Director Compensation Elements – Cash Compensation” on page 13 of this proxy statement for information regarding fees paid to directors during 2020 for Board of Directors and committee meetings.

Shareholder Communications

A majority of the members of the Board of Directors, each of whom is “independent” as defined under applicable NASDAQ listing rules, has established procedures for receipt and delivery of shareholder communications addressed to the Board of Directors. Any such shareholder communications, including communications by employees of the Company solely in their capacity as shareholders, should be mailed or delivered to the Company addressed as follows: Board of Directors, American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670. During 2020, the Company did not receive any such communications to the independent members of the Board of Directors related to compensation matters.

It is the practice of management to hold quarterly conference calls with shareholders and analysts to discuss the financial results of the Company. Four such conference calls were held in 2020, with the Chief Executive Officer and Chief Financial Officer of the Company on the call. It is also the practice of the management to attend investor conferences for the purposes of meeting with current and prospective shareholders. During 2020, the Chief Executive Officer and Chief Financial Officer, due to COVID-19 restrictions attended one such conference in person and one remotely, and held many telephone conversations with our other shareholders and prospective shareholders as part of the Company’s ongoing shareholder engagement.

Annual Meeting Attendance

The Company requires members of its Board of Directors to attend the Company’s annual meeting of shareholders each year. All then-serving directors attended the Company’s annual meeting of shareholders held in 2020.

DIRECTOR COMPENSATION

Director Compensation Program

The Compensation Committee of the Board of Directors (the “Compensation Committee”) oversees the Company’s director compensation program. The compensation program includes elements that are designed specifically for the non-employee directors (excluding David E. Ritchie, Jr.). Additionally, the Compensation Committee is charged with the review, and recommendation to the Board of Directors, of all annual compensation decisions relating to the directors.

The Compensation Committee’s compensation philosophy was developed to balance and align the interests of the directors and shareholders. The three primary elements of compensation for our directors are cash compensation, equity-based incentive compensation, and retirement benefits.

12

The Compensation Committee, upon approval of the Board of Directors, consulted with Blanchard Consulting (“Blanchard”), a compensation and benefits consulting firm, to evaluate the Board of Directors compensation for 2020. Blanchard served as an independent compensation consultant to advise the Compensation Committee on all matters related to the Board of Directors compensation and general compensation programs including guidance on industry best practices. Based on discussions with Blanchard, the Compensation Committee recommended, and the Board of Directors approved, no changes to the cash retainers, meeting attendance fees, or equity portion of director compensation for 2020. The elements of director compensation are described below.

For the analysis of the 2020 director compensation, the Compensation Committee, with the help of Blanchard, selected twenty-four publicly-traded banking companies headquartered on the West Coast (the “Peer Group”). The Peer Group is used to benchmark compensation levels against companies that are similar in breadth and scope to our Company. The following twenty-four companies had assets between $350 million and $1.5 billion as of December 31, 2018 and comprise the Peer Group: American Riviera Bank, Bancorp 34, Inc., Bank of Commerce Holdings, BayCom Corp, Broadway Financial Corporation, California BanCorp, Coastal Financial Corporation, Communities First Financial Corporation, Community West Bancshares, First Capital Bank, First Financial Northwest, Inc., First Northern Community Bancorp, First Northwest Bancorp, Oak Valley Bancorp, OP Bancorp, Pacific Mercantile Bancorp, Plumas Bancorp, Provident Financial Holdings, Inc., Riverview Bancorp, Inc., Sound Financial Bancorp, Inc., Summit State Bank, Timberland Bancorp, Inc., United Security Bancshares, and Valley Republic Bancorp.

In December 2020, the Compensation Committee with the help of Blanchard, recommended, and the Board of Directors approved, no changes to the cash retainers, meeting attendance fees, or equity portion of director compensation for 2021.

The Company targets total compensation to be at or above the Peer Group median. The goal of the cash compensation is to be close to the Peer Group median, while equity compensation and retirement benefits are targeted at or above the Peer Group medians. The decisions by the Board of Directors about director compensation are based on analysis of the Peer Group director compensation, the directors’ completion of continuing education programs, attendance at Board of Directors and committee meetings and prompt responses to management’s requests for information required to complete and timely file regulatory filings.

•	Overview of Director Compensation Elements

The Company’s Director Compensation Program consists of several compensation elements, as illustrated in the table below.

Pay Element	What the Pay Element Rewards	Purpose of the Pay Element
Cash Compensation	Director contribution to the governance of the Company.	• Provide fixed compensation based on competitive market practice.
Equity Incentive Compensation	Restricted Stock: • The Company’s stock price performance; and • Continued role with the Company during the vesting period.	• Maximize stock price performance; • Increase director ownership in the Company; and • Align director interests with interests of shareholders.
Retirement Benefits

•    The Deferred Fee Plan is a nonqualified voluntary deferral program that allows the directors to tax-defer a portion (up to 100%) of their cash compensation.

•    The Director Emeritus Plan provides the director with retirement benefits for remaining available for consulting to and other support of the Company.

•    Provides a tax-deferred retirement savings program (1).

•    The Director Emeritus Plan makes available benefits for the directors to secure their consulting services following their retirement from the Board of Directors (1).

(1)	See “Detail of Director Compensation Elements – Retirement Benefits” beginning on page 15 of this proxy statement for information regarding the details of the Deferred Fee Plan and the Director Emeritus Plan.

13

The use of these compensation elements enables us to reinforce our pay for performance philosophy, as well as strengthen our ability to attract and retain highly qualified directors.

•	Detail of Director Compensation Elements

The Compensation Committee believes the total compensation and benefits program for the directors should consist of the following: cash compensation, equity incentive compensation and retirement benefits.

o	Cash Compensation

The cash compensation paid to non-employee directors of American River Bankshares during 2020 included a retainer of $1,833.33 per month, a fee of $275.00 for attendance at each American River Bank Board of Directors meeting, and a fee of $450.00 for attendance at each committee meeting, other than the Loan Committee whose outside director members received a fee of $500.00 for each meeting attended.

In addition to the fees received as non-employee directors in connection with the attendance at Board of Directors and committee meetings, the Chairman of the Board of Directors received an additional retainer fee of $1,000.00 per month, and the Chairman of the Audit Committee, the Chairman of the Finance and Capital Committee, the Chairman of the Compensation Committee, and the Chairman of the Loan Committee each received an additional retainer fee of $416.67 per month and the Chairman of the Nominating Committee received an additional retainer of $291.67 per month. The fees paid in 2020 by American River Bankshares and American River Bank to all directors are disclosed in the “Director Compensation Table” on page 15 of this proxy statement.

o	Equity Incentive Compensation

Since 2010, restricted stock has been used as equity incentive compensation for non-employee directors. The Compensation Committee believes the use of restricted stock, rather than other forms of equity incentive compensation, provides value for the director based upon shareholder value, subject to vesting for continued service. The restricted stock’s value increases if the stock price subsequently increases. The Compensation Committee believes that this creates strong alignment between the interests of the directors and shareholders.

The restricted stock award grants to non-employee directors in 2020 were made under our 2020 Equity Incentive Plan (the “2020 Plan”), adopted by the Board of Directors on March 18, 2020, and approved by the Company’s shareholders on May 21, 2020. The fair value related to restricted stock awards made to directors for service in 2020 is shown in the “Director Compensation Table” on page 15 of this proxy statement.

Awards to the non-employee directors are generally made annually, at the same time as awards to the general eligible officer population, which are made at Compensation Committee meetings regularly scheduled in advance to meet appropriate deadlines for compensation related decisions. The Compensation Committee grants equity awards to non-employee directors based upon the dollar value of such awards approved by the Board of Directors as a whole. The Compensation Committee meetings at which the numbers of shares are determined are held after the close of the U.S. stock markets, and the Compensation Committee determines the number of such shares for each restricted stock award, using the dollar value approved by the Board of Directors and the closing price of the Company’s common stock on the date of the award.

Restricted stock awarded to each director will fully vest after a one-year term. A change in control may trigger accelerated vesting. In this instance, all unvested restricted stock will vest as of the date of the change in control.

Director equity awards are made after review of their performance for the preceding calendar year. The awards are made based on factors including: (a) attendance at Board of Directors and committee meetings (30% of award target), (b) completion of a specified number of continuing education hours (40% of award target), and (c) prompt responses to management’s requests for information required to complete and timely file regulatory filings (30% of award target). For equity awards made in 2020 (based upon the foregoing factors in 2019), the Board of Directors set the award target dollar value to be $22,000 for directors other than the Board Chair and $25,000 for the Board Chair. On June 17, 2020, Directors Anderson, Box, Owensby, Robotham, and Wright were each awarded 2,140 shares of restricted stock with a value of $21,999, Director Raney was awarded 535 shares of restricted stock award with a value of $5,500 prorated for the three months she served on the Board in 2019, and Director Fite was awarded 2,432 shares of restricted stock with a value of $25,001, in each case based on the Company’s closing stock price on June 17, 2020 of $10.28 per share. See also the “Director Compensation Table” on page 15 and the “Grants of Plan-Based Awards Table” for Directors on page 16 of this proxy statement for more information regarding director equity awards. No other unvested equity awards and no unexercised stock options are outstanding to any non-employee directors.

14

o	Retirement Benefits

Effective December 20, 2001, a Deferred Fee Plan was established for the purpose of providing the directors an opportunity to defer tax on director fees. Participating directors may elect to defer a portion, up to 100%, of their monthly cash compensation and meeting fees. The Company bears the administration costs and credits interest on the deferred balances at a rate equal to the five-year U.S. Treasury Bond plus 4.0%, but does not make contributions to the deferred account balances. For 2020, the rate credited was 5.69%. The amounts deferred and the earnings thereon are unfunded and unsecured and subject to the claims of general creditors. During 2020, only former Director Michael Ziegler participated in the Deferred Fee Plan and deferred $12,946.

In June 2004, the Board of Directors adopted a Director Emeritus Plan, whereby each non-employee director became entitled, upon full retirement from the Board of Directors of the Company and its subsidiaries, to receive installment payments over a 24-month period following retirement which for a non-employee director who is fully vested are equal to the total Board of Director and committee fees received by the director for such service during the two full calendar years prior to retirement. To qualify for the payments, a director participating in the Director Emeritus Plan must continue to support the Company by making himself/herself available for consultation with management and/or the Board of Directors, continue to be a referral source for business to the Company and attend Company functions such as annual meetings for a period of two years after retirement. The Director Emeritus Plan contains a ten-year vesting component. A director vests 10% for each year of service on the Board of Directors of the Company or its subsidiaries. During 2020, $54,498 in payments were made under the Director Emeritus Plan to one retired director and the estate of another former director. Effective July 1, 2012, benefit accruals were suspended under the Director Emeritus Plan, but the benefits that had been previously earned have continued in effect. There have been no new participants in the Director Emeritus Plan after July 1, 2012. Former director Stephen Waks began receiving payments in January 2020, and is expected to receive payments until December 2021 as he was fully vested in the Director Emeritus Plan. The estate of former director Ziegler began receiving payments in June 2020, and is expected to receive payments until May 2022 as Mr. Ziegler was fully vested in the Director Emeritus Plan. In addition, at December 31, 2020, Messrs. Fite, Robotham, and Wright were fully vested and are expected to receive payments upon their retirement. No other directors are eligible to receive payments under the Director Emeritus Plan.

Director Compensation Table

The following table shows the compensation of the Company’s non-employee directors (excluding David Ritchie) during the fiscal year 2020.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (2)	Total ($)
Nicolas C. Anderson	$38,750		$21,999	—	$60,749
Kimberly A. Box	$36,150		$21,999	—	$58,149
Charles D. Fite	$52,850		$25,001	—	$77,851
Jeffery Owensby	$39,967		$21,999	—	$61,966
Julie A. Raney	$36,900		$5,500	—	$42,400
William A. Robotham	$37,050		$21,999	—	$59,049
Philip A. Wright	$34,450		$21,999	—	$56,449
Michael A. Ziegler	$33,494	(3)	—	$17,916	$51,410
(1)	The amount reported in this column represents the fair value determined in accordance with FASB ASC Topic 718 of 2,140 shares of restricted stock awarded to Mr. Anderson, Ms. Box, Mr. Owensby, Mr. Robotham, and Mr. Wright, 535 shares of restricted stock awarded to Ms. Raney and 2,432 shares of restricted stock awarded to Mr. Fite, each awarded on June 17, 2020. Please refer to footnote 2 to our audited financial statements included in our annual report to shareholders for the year ended December 31, 2020 for a discussion of the assumptions related to the calculation of such value.
15

(2)	Amount represents the above-market interest credited on amounts deferred under the Deferred Fee Plan. The above-market interest is based upon the rate of interest credited above 120% of the applicable federal long-term rate. For 2020, the interest rate credited was 5.69% and 120% of the applicable federal long-term rate (for January 2020) was 2.46%. See discussion above on page 15 of this proxy statement under “Retirement Benefits” for discussion of the Deferred Fee Plan.
(3)	Mr. Ziegler passed away on May 12, 2020. Mr. Ziegler deferred $12,946 of the total fees he earned in 2020, under the Deferred Fee Plan. Includes $20,555 in payments under the Director Emeritus Plan. See page 15 of this proxy statement under Retirement Benefits for discussion of the Deferred Fee Plan and the Director Emeritus Plan.

Grants of Plan-Based Awards Table for Directors

The following table summarizes the restricted stock awards made pursuant to the Company’s 2020 Plan to the Company’s non-employee directors (excluding David Ritchie) in the fiscal year ended December 31, 2020. All of the awards were made on June 17, 2020. All restricted stock awarded to the directors fully vests one year after the award date provided that the directors continue to serve through the vesting date. Restricted stock may become vested in full in the event of a change in control as defined in the 2020 Plan. There were no other awards made to any non-employee director during 2020 under the Company’s 2020 Plan.

Grants of Plan-Based Awards Table

Name	Award Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	Grant Date Fair Value of Stock Awards ($) (2)
Nicolas C. Anderson	6/17/2020	2,140	$21,999
Kimberly A. Box	6/17/2020	2,140	$21,999
Charles D. Fite	6/17/2020	2,432	$25,001
Jeffery Owensby	6/17/2020	2,140	$21,999
Julie A. Raney	6/17/2020	535	$5,500
William A. Robotham	6/17/2020	2,140	$21,999
Philip A. Wright	6/17/2020	2,140	$21,999
Michael A. Ziegler (3)	6/17/2020	—	—

(1)	It is the Company’s policy that each restricted stock award is based on the market price per share of the Company’s common stock on the date of award. There is no dollar amount of consideration paid by the director on the award date or vesting date of a restricted stock award. The amount listed in this column represents the only unvested restricted stock held by each non-employee director.
(2)	The amount reported in this column represents the fair value of restricted stock awarded during the year shown in accordance with FASB ASC Topic 718. Please refer to footnote 2 to our audited financial statements included in our annual report to shareholders for the year ended December 31, 2020 for a discussion of the assumptions related to the calculation of such value. None of the non-employee directors holds any stock options.
(3)	Mr. Ziegler passed away on May 12, 2020 and was not awarded any restricted shares in 2020.
16

EXECUTIVE OFFICERS

The current executive officers of the Company are:

Name	Age	Officer Since	Principal Occupation During the Past Five Years
David E. Ritchie, Jr.	62	November 2017	President and Chief Executive Officer, American River Bank and American River Bankshares since November 2017. From 2014 to 2017, Mr. Ritchie served as Senior Vice President and Regional Manager of US Bank’s Commercial Banking office in Torrance, California.
Mitchell A. Derenzo	59	1992	Executive Vice President and Chief Financial Officer of American River Bankshares since 1995. Chief Financial Officer of American River Bank since 1992.
Kevin B. Bender	57	1999	Executive Vice President and Chief Operating Officer since 2009. Executive Vice President and Chief Information Officer of American River Bankshares and American River Bank from 2005 to 2009.
Dan C. McGregor	61	May 2018	Executive Vice President and Chief Credit Officer, American River Bank and American River Bankshares since May 2018. From 2017 to May 2018, Mr. McGregor was Loan/Compliance Consultant for AuditOne, LLC. From 2016 to 2017, Mr. McGregor served as Chief Credit Officer, Loan Compliance and CRA Officer of Friendly Hills Bank and from 2014 to 2016, he served as Chief Credit Officer and CRA Officer of Partners Bank of California.

COMPENSATION DISCUSSION AND ANALYSIS

Oversight of Executive Compensation Program

The Compensation Committee of the Board of Directors (the “Compensation Committee”) oversees the Company’s compensation programs. The compensation programs include elements that are designed specifically for the executive officers, which include the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the other executive officers named in the “Summary Compensation Table” on page 30 of this proxy statement. Additionally, the Compensation Committee is charged with the review and recommendation to the Board of Directors of all annual compensation decisions relating to the executive officers.

The Compensation Committee is composed entirely of non-employee members of the Board of Directors. The Board of Directors has determined that each member of the Compensation Committee is independent under applicable NASDAQ listing rules. No Compensation Committee member participates in any of the Company’s employee compensation programs. The CEO of the Company was not present during the Compensation Committee voting or deliberations regarding his compensation.

Over the years, the Compensation Committee has increasingly focused on and acted to improve executive officer and overall Company performance. Accordingly, it has taken the following actions to improve the links between executive officer pay and performance including:

•	Established, documented and publicized performance-based awards in the Company’s incentive compensation programs;
•	Emphasized in the written plans that the dominant driver of incentive compensation is overall performance of the Company;
•	Emphasized in the written plans the specific performance metrics that will determine eligibility for incentive compensation;
•	Established clawback features in cash and stock incentive plans;
•	Required members of the Compensation Committee to undertake training specifically on compensation issues;
•	Retained independent compensation consultants to advise on executive officer compensation issues and help the Compensation Committee to consider both long-term and short-term facets of its responsibility;

17

•	Designed a more clearly defined competitive pay strategy which would be useful over multiple years and more strictly based on delivering shareholder value;
•	Balanced the risks and benefits of all executive officer compensation on the interests of shareholders;
•	Established an Anti-hedging and Anti-pledging Policy (see the Anti-Hedging and Anti-Pledging Policy on page 9);
•	Established a Stock Ownership and Holding Policy that includes the executive officers (see the Stock Ownership Requirements on page 9);
•	Provided for no single-trigger accelerated vesting of incentive equity upon change in control; and
•	Reviewed and approved an industry specific peer group to refine compensation and performance comparisons.

The responsibilities of the Compensation Committee, as stated in its charter, include the following:

•	Conduct oversight of the Company’s overall compensation strategy and objectives to promote attainment of the goals of the Company. Such oversight includes, but is not limited to, setting compensation strategies and objectives, and assessing the risks, if any, to the Company from such compensation strategy and compensation incentives. If the Compensation Committee determines that risks are presented which are reasonably likely to have a material adverse effect on the Company, then the Compensation Committee will recommend to the Board of Directors alternative compensation incentives, strategies and objectives intended to mitigate such risks.
•	Review and recommend to the Board of Directors changes to the structure and design of the compensation elements for executive officers including annual base salary, annual cash incentive compensation, long-term equity incentive compensation, retirement plans (e.g. 401(k), deferred compensation, salary continuation agreements), change in control benefits, severance and other forms of compensation common in community banking.
•	Review and recommend to the Board of Directors changes in the structure and design of the compensation elements for directors of the Company and its subsidiaries and any committees thereof, including cash (e.g., meeting fees and retainers), and the long-term equity incentive compensation plans.
•	Review and recommend to the Board of Directors the appropriate peer group to be used in benchmarking executive officer and director compensation.
•	Annually recommend to the Board of Directors the compensation of the CEO, including base salary, annual cash incentive compensation opportunity and changes to other compensation elements.
•	Annually recommend to the Board of Directors, the compensation of other executive officers (based on the recommendation of the CEO) including base salary, annual cash incentive compensation opportunity and changes to other compensation elements.
•	Recommend to the Board of Directors the performance metrics and applicable weightings as required by the Company’s Executive Annual Incentive Compensation Plan.
•	Recommend to the Board of Directors changes to the compensation of directors of the Company and/or any subsidiary of the Company.
•	Recommend to the Board of Directors annual equity awards to non-employee directors, pursuant to Board of Directors approved equity awards methodology.
•	Approve annual equity awards to executive officers (including employee directors) and other key employees, pursuant to Board of Directors approved equity awards methodology.
•	Recommend to the Board of Directors the participants in the Company’s Deferred Compensation Plan.
•	Recommend to the Board of Directors employment and/or severance agreements for the executive officers.
•	Periodically review and recommend to the Board of Directors changes to executive officer retirement benefits, employment agreements, change in control benefits and severance plans.
•	Periodically review the Company succession plans relating to positions held by the executive officers and make recommendations to the Board of Directors regarding the process for selecting the individuals to fill these positions.
•	Evaluate the CEO’s performance relative to the goals and objectives of the Company and discuss evaluations of other executive officers with the CEO.
•	Annually review and recommend to the Board of Directors for approval such changes to this Charter, if any, as may be deemed necessary.
18

•	Prepare and submit an appropriate “Compensation Committee Report” pursuant to applicable regulations of the Securities and Exchange Commission for inclusion in the management proxy statement for each annual meeting of shareholders, stating, among other matters, whether (a) the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management; and (b) the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in such proxy statement and the Company’s Annual Report on Form 10-K.
•	Perform such other duties and responsibilities as may be required by the rules and regulations which govern the Company and are consistent with the purpose of the Compensation Committee, or as the Board of Directors may deem appropriate.

Overview of Compensation Philosophy

The Compensation Committee’s compensation philosophy was developed to balance and align the interests of the executive officers and shareholders. The philosophy is intended to attract, motivate, reward and retain qualified management talent required to achieve corporate objectives and increase shareholder value, while at the same time the compensation philosophy seeks to make the most efficient use of shareholder resources. To this end, the compensation philosophy emphasizes and rewards for performance.

The three primary components of compensation for the executive officers are base salary, annual cash incentive compensation and long-term, equity-based incentive compensation. The Company also provides the executive officers with retirement benefits that are earned over time.

The compensation philosophy reflects the corporate mission, culture, and long-term goals of the Company. In order to recruit and retain qualified and competent individuals as executive officers, the Company strives to maintain a compensation program that is competitive with its Peer Group (see Peer Group and Benchmark Targets on page 19). The purpose of the compensation program is to promote and reward individual and collective performance tied to the achievement of Company objectives. The following objectives are considered in setting the compensation programs for the executive officers:

•	reward performance which supports the Company’s core values of performance, integrity, teamwork, and advancement opportunities;
•	provide a significant percentage of total compensation that is at-risk, or variable, based on predetermined performance criteria;
•	design competitive total compensation and rewards programs to enhance the Company’s ability to attract and retain knowledgeable and experienced executive officers; and
•	set compensation and incentive compensation levels that are appropriate and competitive compared to the market and Peer Group (see Peer Group and Benchmark Targets on page 19).

Compensation Consultant

In 2019, the Compensation Committee, engaged Blanchard Consulting (“Blanchard”), a compensation and benefits consulting firm, to evaluate executive officer compensation for 2020. Blanchard served as an independent compensation consultant to advise the Compensation Committee on all matters related to the executive officers’ compensation. Blanchard also provided guidance on industry best practices and assisted the Compensation Committee by providing comparative market data on compensation practices and programs for the executive officers based on an analysis of peer competitors. Blanchard advised the Compensation Committee in (1) determining base salaries, (2) setting performance goals and award levels for the Company’s Executive Incentive Compensation Plan (the “Incentive Compensation Plan”), (3) determining the appropriateness of individual grant levels for equity awards, (4) evaluating the retirement plans and benefit amounts, (5) evaluating the perquisite program and allowances provided, (6) determining the appropriateness of the change in control and termination benefits, and (7) establishing that its executive compensation practices and plans were reasonable in the market and when compared to industry peers.

Other than compensation related consulting, Blanchard did not provide any other services. The Board of Directors and management do not believe the services provided by Blanchard created a conflict of interest.

During 2020, the Compensation Committee engaged Blanchard Consulting Group to review the Company’s compensation practices and programs for executive officers and to make recommendations regarding such compensation programs for 2021.

19

Peer Group and Benchmark Targets

For the analysis of the 2020 executive officer compensation, the Compensation Committee, with the help of Blanchard, selected and approved twenty-four publicly-traded banking companies headquartered on the West Coast (the “Peer Group”). The Peer Group was used to benchmark executive officer compensation levels against companies that have executive officer positions with responsibilities similar in breadth and scope to the Company and that compete with the Company for executive officer talent. The following twenty-four companies had assets between $350 million and $1.5 billion as of December 31, 2018 and comprise the Peer Group: American Riviera Bank, Bancorp 34, Inc., Bank of Commerce Holdings, BayCom Corp, Broadway Financial Corporation, California BanCorp, Coastal Financial Corporation, Communities First Financial Corporation, Community West Bancshares, First Capital Bank, First Financial Northwest, Inc., First Northern Community Bancorp, First Northwest Bancorp, Oak Valley Bancorp, OP Bancorp, Pacific Mercantile Bancorp, Plumas Bancorp, Provident Financial Holdings, Inc., Riverview Bancorp, Inc., Sound Financial Bancorp, Inc., Summit State Bank, Timberland Bancorp, Inc., United Security Bancshares, and Valley Republic Bancorp.

The Compensation Committee reviewed data obtained from Blanchard which concluded that the total executive officer compensation program continues to be fair to the shareholders, productive for the Company and provides competitive compensation for the executive officers.

Compensation Benchmarking Relative to Market

Using the data provided by Blanchard, the Compensation Committee considered “market” to be the median for each element of compensation provided by the companies in the Peer Group. The Compensation Committee targets total compensation at-market, tied to attainment of clearly stated measures of Company and individual performance. Base compensation, annual incentive compensation, long-term incentive compensation, retirement and other benefits are designed to be close to market when the executive officer and the Company meet performance goals.

Decisions by the Compensation Committee about the compensation elements are based on data provided by Blanchard as well as Company performance and the executive officers level of responsibility, skill level, experience, performance and contributions to the Company.

Review of Executive Officer Performance

The Compensation Committee reviews, on an annual basis, each compensation element for the executive officers. In each case, the Compensation Committee takes into account the scope of responsibilities, attainment of individual and collective goals, and years of experience. The Compensation Committee then balances these against competitive pay and benefit levels provided by the compensation consultant(s). The Compensation Committee has the opportunity to interact with the executive officers at various times during the year, which allows the Compensation Committee to form its own assessment of each individual’s performance.

In addition, each year the CEO presents to the Compensation Committee an evaluation of each executive officer, which includes a review of individual contributions, performance against specific targets, and strengths and weaknesses. Following this presentation and discussions with the compensation consultant, the Compensation Committee makes its own assessments and approves the compensation for each executive officer.

At the 2017 Annual Meetings of Shareholders, the Board of Directors recommended and shareholders approved proposals for an advisory vote to (a) approve the compensation of the executive officers and (b) establish an annual frequency for future advisory votes on compensation for the executive officers. At the 2020 Annual Meeting of Shareholders, the shareholders of the Company approved the advisory vote proposal to approve the compensation of the executive officers with 70% of our shareholders present and eligible to vote at the meeting, voting in favor of the proposal. This proxy statement also includes “Proposal No. 3, Advisory (Non-binding) Vote to Approve Named Executive Officer Compensation” at page 39 of this proxy statement. The Compensation Committee, as well as the Board of Directors, reviews and considers the results of these shareholder advisory votes on the compensation for the executive officers in connection with the implementation of Company compensation programs for executive officers.

In 2019, based on review of the data provided by Blanchard, the Compensation Committee recommended to the Board of Directors increases to the base salary effective April 1, 2020, but no changes were recommended to the long-term incentive compensation or retirement benefits nor were any modifications made to the award opportunities for the executive officers under the Company’s Annual Cash Incentive Compensation Plan. See also the “Long-Term Incentive Compensation” on page 25 of this proxy statement for more information regarding the restricted stock awards.

20

Overview of Executive Officers Compensation Elements

The Company’s compensation program for executive officers consists of several compensation elements, as illustrated in the table below.

Pay Element	What the Pay Element Rewards	Purpose of the Pay Element
Base Salary	Core competence in the executive officer’s role relative to skills, years of experience and contributions to the Company.	• Provides fixed compensation based on competitive market salary levels and attainment of each person’s performance of core responsibilities.
Annual Cash Incentive Compensation	Contributions toward the Company’s achievement of specified profitability, growth, and quality.

•    Provides focus on meeting annual goals that lead to the long-term success of the Company;

•    Stresses annual performance-based cash incentive compensation; and

•    Motivates achievement of critical annual performance metrics.

Long-Term Incentive Compensation	Stock Options and Restricted Stock: • The Company’s stock price performance; and • Continued employment with the Company during a specified vesting or performance period.

•    Aligns executive officers’ interests with interests of other shareholders;

•    Increases executive officer ownership in the Company; and

•    Retention in a challenging business environment and competitive labor market.

Retirement Benefits

The Company’s employee retirement benefit plans are available to eligible employees, including the executive officers; to reward long-term service to the Company, and include both tax-qualified and nonqualified retirement plans.

•    The Company offers a qualified 401(k) program to all employees that the executive officers are eligible to participate in.

•    The Deferred Compensation Plan is a nonqualified voluntary deferral program that allows the executive officers to defer a portion of their base salary and annual cash incentive compensation. Deferred amounts and earnings are unfunded.

•    The Salary Continuation Agreements are nonqualified, noncontributory plans that provide retirement benefits.

•    Encourages retention of executive officers.

•    Provides a tax-deferred retirement savings plan subject to IRS limitations on qualified plans. The 401(k) Plan is described in more detail on page 26 of this proxy statement.

•    Provides a tax-deferred retirement savings alternative for amounts exceeding IRS limitations on qualified programs. The deferred compensation plan is described in more detail on page 27 of this proxy statement.

•    The Salary Continuation Agreements make available retirement benefits comparable to peer group executive officers. The Salary Continuation Agreements are described in more detail on page 27 of this proxy statement.

Health and Welfare Benefits

Executive officers participate in employee welfare benefit plans generally available to all employees, including medical, health, life insurance, disability plans, and vacation and personal absence time.

• These benefits are part of a broad-based, competitive total compensation program.
Additional Benefits and Perquisites	Active participation in business promotional activities on behalf of the Company.

•    The Chief Executive Officer is provided the use of a Company owned vehicle to promote Company business in the Company’s market area and for incidental personal use, a golf club membership to promote Company business in the Company’s market area and for incidental personal use, and a private social club to promote Company business in the Company’s market area and for incidental personal use.

Change in Control and Termination Benefits

The employment agreements provide severance benefits if an executive officers’ employment is terminated, within one year in the case of Mr. Ritchie, and two years in the case of Messrs. Derenzo, Bender, and McGregor, after a change in control.

•    Change in control severance benefits are designed to retain the executive officers and provide continuity of management in the event of an actual or threatened change in control. The employment agreements are described in more detail on page 28 of this proxy statement.

21

The use of the above compensation elements enables the Company to reinforce its pay for performance philosophy, as well as strengthen the ability to attract and retain highly qualified executive officers. The Compensation Committee believes that this combination of the compensation elements provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term shareholder value, and encourages recruitment and maximizes retention of the executive officers.

Detail of Executive Officer Compensation Elements

The Compensation Committee believes the total compensation and benefits program for the executive officers should consist of the following: base salary, annual cash incentive compensation, long-term incentive compensation, retirement plans, health and welfare benefits, perquisite allowance payments and change in control benefits, as more fully described below.

Base Salary

Increases to base salaries, if any, are driven primarily by individual performance, roles and responsibilities and compensation information provided by Blanchard to the Compensation Committee, including an analysis of the data from the Peer Group identified on page 20 of this proxy statement. Individual performance is evaluated by reviewing each executive officer’s contributions and success in achieving business results, promoting core values, focusing on the keys to business success and demonstrating leadership abilities.

In setting the base salary of the executive officers for fiscal year 2020, the Compensation Committee reviewed the compensation information provided by Blanchard. The Compensation Committee also considered the Company’s level of success in its short- and long-term goals to:

•	achieve specific profitability, growth and asset quality targets;
•	communicate strategy and financial results effectively; and
•	increase emphasis on employee satisfaction.

The Compensation Committee based its compensation decisions on the Company’s performance related to the objectives listed above. The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of the executive officers. The Compensation Committee reviews the information provided by the compensation consultant, general economic conditions and marketplace compensation trends. The Compensation Committee usually adjusts base salaries for executive officers when:

•	the current compensation demonstrates a significant deviation from the data from the Peer Group;
•	recognizing outstanding individual performance;
•	there are material changes, positive or negative, in the performance of the Company; or
•	recognizing an increase in responsibilities.

The base salaries paid to the executive officers during fiscal year 2020 are shown in the “Summary Compensation Table” on page 30 of this proxy statement.

Annual Cash Incentive Compensation

The annual cash incentive compensation is administered under the Incentive Compensation Plan and provides executive officers with the opportunity to earn cash incentive compensation based on the achievement of specific Company-wide, division, and individual performance goals. The Compensation Committee designs the annual cash incentive compensation component to align executive officers’ compensation with the achievement of annual (short-term) performance results. Annual cash incentive compensation payments are generally paid in cash in March of each year for the prior fiscal year’s performance, provided that the executive officer remains in the Company’s employ at the time of payment.

The Compensation Committee approves a target cash incentive compensation payout as a percentage of the base salary earned during the annual incentive compensation period for each executive officer. These targets are based on competitive practices for each comparable position and the compensation information provided by the consultant to the Compensation Committee. The incentive compensation target percentage in the table below represents the executive officer’s annual cash incentive compensation opportunity if the annual performance goals are achieved.

22

Messrs.	Ritchie	Derenzo	Bender	McGregor
Target Incentive Compensation (% of Base Salary)	50%	30%	30%	30%

The Compensation Committee establishes and approves a set of metrics for the Incentive Compensation Plan that are selected to drive annual performance. Each metric has a weight assigned to it within the Incentive Compensation Plan, and the sum of the weightings is 100%.

Several financial metrics are commonly referenced in defining Company performance for executive officer compensation. These metrics and their use in the Incentive Compensation Plan are further described below.

•	Profitability Measures

o	Pretax/Pre-Provision for Loan and Lease Losses and Net Income

Overall profitability is a key measure of the Company’s performance. Both income before taxes and loan loss provision and net income are metrics in the Incentive Plan that allows the Company to reward Executives for meeting targets related to profitability achieved each year. The Company believes that pretax/pre-provision for loan and lease losses and net income are key drivers for earnings per share.

o	Return on Equity Relative to Internal Targets

To promote compensation proportional to the return on investment earned by shareholders, we use a return on equity target as a metric in the Incentive Compensation Plan. The return on equity is measured against an internal target set each year. Return on equity is a key driver for earnings per share.

•	Asset Quality Measures

o	Nonperforming Assets to Total Assets

The Company believes that the quality of its loans and the level of nonperforming assets such as other real estate owned (“OREO”) is a key to the Company’s overall future success. Poor asset quality will deteriorate the Company’s future earning capacity. The nonperforming assets to total assets metric of the Incentive Plan measures the amount of problem loans and OREO as a percentage of the Company’s assets.

•	Risk Management Measures

o	Quality of Bank Performance

To ensure long-term growth of the Company, the quality of bank performance is essential. The Incentive Compensation Plan metrics for quality of bank performance are based upon how well the Company performs during independent examinations of key risk management areas.

Incentive Compensation Plan Weightings for 2020

The following chart indicates the weight of each metric as a percent of the total annual cash incentive compensation opportunity.

Messrs. Ritchie, Derenzo, Bender, and McGregor
Pretax/Pre-Provision for Loan and Lease Losses	25.00%
Net Income	25.00%
ROE Relative to Internal Target	20.00%
Nonperforming Assets to Total Assets	15.00%
Quality of Bank Performance	15.00%

The amount of cash incentive compensation paid to each executive officer under the Incentive Compensation Plan is adjusted based on how well the Company performs against the approved performance goal of each metric. The Incentive Compensation Plan also establishes minimum funding thresholds. If performance on any metric falls below 85%, no cash incentive compensation will be paid for that metric and if the results of the Quality of Bank Performance metric is not met then no cash incentive compensation will be earned for any of the metrics. If the Company results exceed the target by 115%, the award opportunity increases to 75% of base salary for Mr. Ritchie and 45% of base salary in the case of Messrs. Derenzo, Bender, and McGregor. If the Company attains 85% of the target goals, the amount available decreases to 25% of base salary for Mr. Ritchie and 15% of base salary in the case of Messrs. Derenzo, Bender, and McGregor. The Incentive Compensation Plan requires the executive officer to be employed by the Company on the date of payment.

23

For 2020, the Company’s actual results compared to target are as follows:

Metric	Result as a Percentage of Target
Pretax/Pre-Provision for Loan and Lease Losses	The 2020 target was $9,794,770 and the Company achieved $11,131,331 or 113.65% of target. Resulting payout of 128.0% of target amount for this element.
Net Income	The 2020 target was $6,661,016 and the Company achieved $7,055,331 or 105.92% of target. Resulting payout of 112.9% of target amount for this element.
ROE Relative to Internal Target	The 2020 target was 7.73% and the Company achieved 7.94% or 102.74% of target. Resulting payout of 106.2% of target amount for this element.
Nonperforming Assets to Total Assets	The 2020 target was 0.50% and the Company achieved 0.09% or the maximum. Actual of 0.09% (or the maximum) resulted in a payout of 150.00% of the target amount for this element.
Quality of Bank Performance	The 2020 target was to obtain a pre-determined rating on the Bank and Company independent examinations of key risk management areas. If it meets the target 100% of the amount is available. No minimum or maximum applies for this metric. The Company met this target equating to 100% of the target.

As a result of meeting or exceeding certain of the Company targets, cash incentive compensation was earned in 2020 for each of the executive officers as listed below. The table below represents the 2020 target amount of cash compensation available for each metric and the amount earned by Messrs. Ritchie, Derenzo, Bender, and McGregor. Mr. McGregor was awarded the target payout and not the additional amount available under the compensation plan based upon the results of his individual performance evaluation.

Metric	Target Payout- Ritchie	Actual Payout- Ritchie	Target Payout- Derenzo	Actual Payout- Derenzo	Target Payout- Bender	Actual Payout- Bender	Target Payout- McGregor	Actual Payout- McGregor
Pretax/Pre Provision for Loan and Lease Losses	$39,164	$56,984	$18,675	$27,172	$18,675	$27,172	$17,081	$17,081
Net Income	$39,164	$46,850	$18,675	$22,340	$18,675	$22,340	$17,081	$17,081
ROE Relative to Internal Target	$31,331	$34,190	$14,940	$16,303	$14,940	$16,303	$13,665	$13,665
Nonperforming Assets to Total Assets	$23,499	$35,248	$11,205	$16,808	$11,205	$16,808	$10,249	$10,249
Quality of Bank Performance	$23,499	$23,498	$11,205	$11,205	$11,205	$11,205	$10,249	$10,249
Total	$156,657	$196,770	$74,700	$93,828	$74,700	$93,828	$68,325	$68,325

24

Effective January 1, 2020, the Incentive Compensation Plan includes a clawback provision whereby The Company may recoup certain incentive compensation previously paid (or due) to plan participants in instances where: (i) the Company issues a material restatement of its financial statements: (ii) a subsequent finding that the financial information or performance metrics used to determine the amount of the incentive compensation are materially inaccurate, in each case regardless of individual fault; (iii) a plan participant engages in intentional misconduct; or (iv) the plan participant has committed ethical or criminal violations. In addition, the Company may recover any incentive compensation awarded or paid based on a participant’s conduct which is not in good faith and which materially disrupts, damages, impairs or interferes with the business of the Company and its affiliates.

Long-Term Incentive Compensation

An important objective of the long-term incentive compensation program is to incentivize the executive officers to strive to increase the value of the Company’s stock performance by allowing them to share in the enhanced stock value that their efforts produce. The Compensation Committee has granted executive officers a combination of stock options and restricted stock to share in such value. These forms of equity grants create potential added value for the executive officers, as for shareholders, when the Company’s common stock value increases. The Compensation Committee believes that this creates strong alignment between the interests of the executive officers and shareholders because both benefit when the value of the Company’s common stock increases. The stock options and restricted stock help the Company attract and retain talented executive officers.

Stock options provide the executive officers with the opportunity to purchase the Company’s common stock at a price fixed on the date of award regardless of future market prices by exercising vested options. Restricted stock provides the executive officers with shares of stock subject to meeting vesting requirements. The Compensation Committee’s objective is to provide the executive officers with awards that are consistent with the market data and compensation information provided by the compensation consultant and based on each executive officer’s individual performance and contributions to the Company’s success. Restricted stock delivers value to executives when the shares vest. Restricted stock serves as a strong retention tool and provides an incentive for the executive officer to remain employed by the Company. In addition, restricted stock potentially becomes more valuable as share prices rise. Such grants thus incentivize the executive officers to lead the success of the Company. Shareholders’ interests are promoted in the same way by providing the executive officers an incentive to deliver increased shareholder value.

Additional information on restricted stock awards is shown in the “Summary Compensation Table,” in the “Grants of Plan-Based Awards Table” and in the “Outstanding Equity Awards at Fiscal Year-End Table” on pages 30, 31 and 32, respectively, in this proxy statement.

The executive officers are eligible to receive awards of equity compensation annually. Award recommendations are made at Compensation Committee meetings scheduled to meet appropriate deadlines for compensation related decisions. The Company’s practice is that the Compensation Committee approves all equity compensation awards to executive officers at regularly scheduled meetings. The meetings are held after the close of the U.S. stock markets and the Compensation Committee sets the exercise price for each stock option, or in the case of restricted stock, the total value of the award, using the closing price per share of the Company’s common stock on the date of the award.

Typically, restricted stock will vest over a three to five-year period. Holders of restricted stock generally forfeit any unvested awards if their employment with the Company terminates.

Exercisability and vesting of stock options and restricted stock may accelerate as the result of a change in control of the Company if either (I) the Company is not the surviving corporation following a change in control, and the surviving corporation or the acquiring corporation (such surviving corporation or acquiring corporation, the “Acquiror”) does not assume the outstanding stock options or restricted stock and does not substitute equivalent equity awards relating to the securities of such Acquiror or its affiliates for such awards, or (II) the employment of an executive officer is terminated (A) without cause or (B) by the executive officer for good reason, in either case within twelve (12) months in the case of Mr. Ritchie, and twenty-four (24) months in the case of Messrs. Derenzo, Bender, and McGregor, after a change in control.

In February 2020, the Compensation Committee, based on data provided by Blanchard awarded time-vested restricted stock to the executive officers. Mr. Ritchie received an award of 4,752 shares of common stock equivalent to 25% of his annual salary. Messrs. Derenzo and Bender each received an award of 3,279 shares of common stock equivalent to 20% of their respective annual salary. Mr. McGregor received an award of 2,938 shares of common stock equivalent to 20% of his annual salary. The restricted stock awarded to these executive officers vests in equal annual installments over a three-year period.

25

In March 2020, the Board, with guidance from Blanchard Consulting Group, approved a performance based restricted stock program that replaces the current equity-based incentive program for the executive officers. Under this program the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Chief Credit Officer are eligible to participate. The performance based restricted stock program is governed by the provisions of the 2020 Equity Incentive Plan, including the claw-back provisions. The program is based on performance of the Company and results in awards being earned if the metrics set by the Compensation Committee are attained. The target awards for the Chief Executive Officer are to be 25% of base salary and the target awards for the Chief Financial Officer, Chief Operating Officer and Chief Credit Officer are to be 20% of their base salary. Restricted stock is earned annually if the Company meets or exceeds the performance targets. Once earned, the restricted stock then vests over three years based upon the executive’s continued employment with the Company. If the minimum targets are not met, no awards would be granted. In addition, no awards will be granted unless an asset-quality standard is met. Awards are adjusted for achievement between minimum and maximum levels. If the Company attains the minimum target, the awards for the executive officers are earned at 50% of the targeted award, attaining 100% of the target would earn 100% of the targeted award and attaining the maximum target would earn 150% of the targeted award. The Compensation Committee will reset the metrics annually. The metrics for 2020 were net income and loan growth, with the target levels set at budget. If targets are attained, restricted stock will be awarded in the first quarter of the following year and would vest ratably in the three subsequent years. The performance based program allows the Compensation Committee to make adjustments to annual performance metrics in the event the Compensation Committee determines that an extraordinary occurrence totally outside of management’s influence, be it a windfall or a shortfall, has occurred during the year and that such metrics should be adjusted to neutralize the effects of such event.

As a result of meeting or exceeding certain of the Company targets, equity compensation was earned in 2020, under the performance based restricted stock program, for each of the executive officers as listed below. The table below represents the 2020 target amount of equity compensation available for each metric and the amount earned by Messrs. Ritchie, Derenzo, Bender, and McGregor. The amount of equity compensation is converted to shares by dividing the equity compensation by the Company’s share price on the date of the award.

Metric	Target Payout- Ritchie	Actual Payout- Ritchie	Target Payout- Derenzo	Actual Payout- Derenzo	Target Payout- Bender	Actual Payout- Bender	Target Payout- McGregor	Actual Payout- McGregor
Net Income	$60,938	$72,924	$37,800	$45,238	$37,800	$45,238	$34,800	$34,800
Loan Growth	$20,312	$20,312	$12,600	$12,600	$12,600	$12,600	$11,600	$11,600
Total	$81,250	$93,236	$50,400	$57,838	$50,400	$57,838	$46,400	$46,400
Shares awarded (1)		6,114		3,792		3,792		3,043
(1)	On February 17, 2021, the Compensation Committee, based on data provided by Blanchard awarded the restricted stock to the executive officers based on the equity compensation earned for 2020. The Company’s stock price on February 17, 2021 was $15.25 per share. The restricted stock awarded to these executive officers vests in equal annual installments over a three-year period.

Retirement Benefits

The Company offers retirement programs that are intended to supplement the employee’s retirement savings and social security benefits. The programs include the American River Bankshares 401(k) Plan (“401(k) Plan”) and the American River Bankshares Deferred Compensation Plan (“Deferred Compensation Plan”); Messrs. Derenzo and Bender are covered under Salary Continuation Agreements (“SCAs”). All employees working at least twenty (20) hours per week, including the executive officers, are generally eligible to participate in the 401(k) Plan. Only the executive officers and a limited number of selected senior managers are eligible for the Deferred Compensation Plan. The SCAs are intended to provide retirement benefits for certain executive officers and certain other key employees.

26

•	American River Bankshares 401(k) Plan

The Company adopted the 401(k) Plan to enable employees to save for retirement through a tax-advantaged combination of employee and Company contributions and to provide employees the opportunity to directly manage their retirement plan assets through a variety of investment options. The 401(k) Plan allows eligible employees, including the executive officers, to elect to contribute from 1% to 100% of their eligible compensation to an investment trust. Eligible compensation generally means all wages, salaries and fees for services from the Company. Employee contributions are matched in cash by the Company at the rate of $1.00 per $1.00 of employee contribution for the first 3% of the employee’s compensation and $0.50 per $1.00 of employee contribution for the next 2% of the employee’s compensation. Both employee contributions and Company matching contributions vest immediately. The 401(k) Plan provides for multiple investment options, for which the participant has sole discretion in determining how both the employer and employee contributions are invested. The 401(k) Plan does not provide the employees the option to invest directly in the Company’s common stock. The 401(k) Plan offers in-service withdrawals in the form of loans, hardship distributions, after-tax account distributions and age 59.5 distributions. The 401(k) Plan benefits are payable in a lump sum or installments pursuant to the participant’s election form, and if installments are elected, can be either annually, quarterly or monthly.

•	American River Bankshares Deferred Compensation Plan

The American River Bankshares Deferred Compensation Plan was established for the purpose of providing the executive officers and selected senior managers, an opportunity to defer compensation. Participants in the Plan may elect to defer annually a minimum of $5,000 or up to a maximum of 80% of their base salary and all of their annual cash incentive compensation. At the time of election to defer compensation, the participants must also elect a distribution method as described in the Plan. The Plan permits distributions upon reaching a specified age; upon passage of a specified number of years; upon separation from service, or upon the earlier or later to occur of (A) separation from service or (B) passage of a specified number of years, in each case as elected by the participant. The participant must elect to receive all amounts payable to him or her in a lump sum or in equal monthly installments over a designated period of sixty (60), one hundred twenty (120) or one hundred eighty (180) months. The Company bears all administration costs but does not make contributions to the Deferred Compensation Plan. The Deferred Compensation Plan requires the Company to credit interest on the deferred balances at a rate equal to the five-year U.S. Treasury Bond plus 4.0%, set annually at the beginning of each year. For 2020, the rate credited was 5.69%. The amounts deferred and the earnings thereon are unfunded and unsecured and subject to the claims of the Company’s general creditors.

•	Salary Continuation Agreements

In 2003, a Salary Continuation Agreement was entered into to provide nonqualified retirement benefits to Mr. Derenzo. The terms of the agreement include the amounts Mr. Derenzo will receive upon the occurrence of certain specified events, including formal retirement on or after normal retirement age. The agreement generally provides for annual normal retirement benefit payments of Fifty Thousand Dollars ($50,000) to Mr. Derenzo, or reduced retirement benefit payments upon earlier termination of employment, including termination in connection with a change in control of the Company. The annual retirement benefit amount is payable in equal monthly installments over a fifteen (15) year period following retirement or earlier termination of employment. In the event of death, the normal retirement benefit payments are to be paid to Mr. Derenzo’s designated beneficiaries over fifteen (15) years, if payments have not commenced, or the remaining payout period if payments have commenced. In 2007, the Company modified the agreement to include an annual vesting provision whereby the annual retirement benefit described above vests at a rate of 5% per year for Mr. Derenzo, effective January 1, 2007. On December 31, 2020 the vested annual benefit was $35,000.

In 2007, the Company entered into a Salary Continuation Agreement to provide nonqualified retirement benefits to Mr. Bender. The terms of the agreement include the amounts Mr. Bender will receive upon the occurrence of certain specified events, including formal retirement on or after normal retirement age. The agreement generally provides for annual normal retirement benefit payments of Fifty Thousand Dollars ($50,000) to Mr. Bender, or reduced retirement benefit payments upon earlier termination of employment, including termination in connection with a change in control of the Company. On December 31, 2012, Mr. Bender’s agreement was modified to increase the annual retirement benefit period from equal monthly installments payable over a ten (10) year period to equal monthly installments payable over fifteen (15) years following retirement or earlier termination of employment. The annual benefit described above vests at a rate of 5% per year. In the event of Mr. Bender’s death, the normal retirement benefit payments are to be paid to Mr. Bender’s designated beneficiary over fifteen (15) years, if payments have not commenced, or the remaining payout period if payments have commenced. On December 31, 2020 the vested annual benefit was $35,000.

27

Health and Welfare Benefits

The Company offers a variety of health and welfare programs to all eligible employees. The executive officers generally are eligible for the same benefit programs on the same basis as the rest of the broad-based employees. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. The health and welfare programs include medical, pharmacy, dental, vision, life insurance, accidental death and disability, paid vacation and personal absence time. Coverage under the life and accidental death and disability programs offer benefit amounts specific to each executive officer.

Perquisites and Perquisite Allowance Payments

The Compensation Committee annually reviews the perquisite program and allowances provided to each executive officer to determine if adjustments are appropriate. Mr. Ritchie is provided a Company owned vehicle for his use to attend various events in the Company’s market area, for business development purposes on behalf of the Company, and for incidental personal use, including commuting to and from his home. The perquisites do not exceed $10,000 per year individually or in the aggregate.

Employment Agreements

In October 2017, the Company entered into an employment agreement with Mr. Ritchie’s, which provided for an initial term of two years subject to automatic one-year extensions thereafter unless terminated in accordance with the terms of the agreement. The agreement provides for a base salary which is disclosed in the “Summary Compensation Table” on page 30 of this proxy statement and a guaranteed bonus of $160,000 for the fiscal year ending December 31, 2018. Commencing in 2019, Mr. Ritchie was eligible to receive an annual incentive pursuant to the Incentive Compensation Plan. The amount of the incentive and the performance goals applicable to the incentive will be determined by the Board upon recommendation of the Compensation Committee.

Mr. Ritchie’s employment agreement may be terminated with or without cause, but if the Company terminates the agreement without cause or Mr. Ritchie terminates the agreement for good reason, Mr. Ritchie is entitled to receive severance compensation equal to twelve (12) months of his then current base salary, less applicable withholding deductions (in addition to salary, incentive compensation, or other payments, if any, due to Mr. Ritchie), a pro-rated portion of his prior year’s incentive compensation, and reimbursement for health insurance coverage for a period of eighteen (18) months. The agreement further provides that in the event of a “change in control” as defined therein and within twelve (12) months following consummation of such change in control (i) his employment is terminated; or (ii) any adverse change occurs in the nature and scope of his salary or benefits; or (iii) any event occurs which reasonably constitutes a constructive termination of employment, by resignation or otherwise, then he will be entitled to receive severance compensation in an amount equal to twenty-four (24) months of his annual base salary, less applicable withholding deductions (in addition to salary, incentive compensation, or other payments, if any, due to him), an incentive compensation payment in an amount equal to two (2) times the average of the previous three year incentive compensation amounts, and reimbursement for health insurance coverage for a period of eighteen (18) months. If Mr. Ritchie’s employment were to be terminated in the case of disability or death, he, or his beneficiaries would be entitled to a prorated share of his prior year bonus. In order to receive such severance compensation and benefits, in each case, Mr. Ritchie must provide the Company a general release of claims.

In September 2006, the Company entered into employment agreements with Messrs. Derenzo and Bender. The agreements have no stated term and can be terminated at any time by the Company or by the employee, with or without cause. The agreements provide a base salary which is disclosed in the “Summary Compensation Table” on page 30 of this proxy statement. The agreements may be terminated with or without cause, but if an agreement is terminated without cause, including, without limitation, automatic termination due to the occurrence of circumstances that make it impossible or impractical for the Company to conduct or continue its business, or the Company’s breach of the terms of an agreement, Messrs. Derenzo and Bender each would be entitled to receive severance compensation equal to six (6) months of their existing base salary. The agreements further provide that in the event of a “change in control” as defined therein and within a period of two years following consummation of such change in control (i) their employment is terminated; or (ii) any adverse change occurs in the nature and scope of their salary or benefits; or (iii) any event occurs which reasonably constitutes a constructive termination of employment, by resignation or otherwise, then they would be entitled to receive severance compensation in an amount equal to twelve (12) months of their annual base salary, less applicable withholding deductions (in addition to salary, incentive compensation, or other payments, if any, due the employee).

28

In May 2018, the Company entered into an employment agreement with Mr. McGregor. The agreement has no stated term and can be terminated at any time by the Company or Mr. McGregor, with or without cause. The agreement provides a base salary which is disclosed in the “Summary Compensation Table” on page 30 of this proxy statement. The agreement may be terminated with or without cause, but if the agreement is terminated without cause, including, without limitation, automatic termination due to the occurrence of circumstances that make it impossible or impractical for the Company to conduct or continue its business, or the Company’s breach of the terms of an agreement, Mr. McGregor is entitled to receive severance compensation equal to six (6) months of his existing base salary. The agreement further provides that in the event of a “change in control” as defined therein and within a period of two years following consummation of such change in control (i) his employment is terminated; or (ii) any adverse change occurs in the nature and scope of his salary or benefits; or (iii) any event occurs which reasonably constitutes a constructive termination of his employment, by resignation or otherwise, then he will be entitled to receive severance compensation in an amount equal to twelve (12) months of his annual base salary, less applicable withholding deductions (in addition to salary, incentive compensation, or other payments, if any, due to him).

In February 2021, the employment agreements with Messrs. Derenzo, Bender, and McGregor were amended to increase the change in control benefit from twelve (12) months to eighteen (18) months.

Tax Deductibility and Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to our named executive officers in any fiscal year to $1 million per individual. Since 2018, this limitation applies to compensation paid to or with respect to anyone who had been a named executive officer in fiscal year 2017 or any later fiscal year, even if the individual is not an executive officer in the year for which deduction would be taken. Prior to 2018, this deduction limitation did not apply to compensation that met certain requirements to be considered performance-based. As a result of amendments made to Section 162(m) by the Tax Cuts and Jobs Act of 2017, performance-based compensation is now included in compensation subject to the $1 million annual deduction limitation, unless provided pursuant to a written binding contract in effect on November 2, 2017, and not materially modified thereafter. Although the Company historically has not paid any executive officers compensation in excess of the $1 million annual deduction limitation, the Compensation Committee believes that shareholder interests are best served if it has discretion and flexibility to award compensation to our executive officers that is not restricted to $1 million annually, even though some compensation awards, including equity awards that may increase in value prior to the time that they would become tax deductible, may result in non-deductible compensation expenses. The Compensation Committee will continue to review and modify our compensation practices and programs as necessary to maintain our ability to attract and retain key executives while taking into account the deductibility of compensation programs.

COMPENSATION COMMITTEE REPORT

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY’S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE THIS PROXY STATEMENT OR FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, IN WHOLE OR IN PART, THE FOLLOWING REPORT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILING.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Submitted by the Compensation Committee of American River Bankshares Board of Directors:

Charles D. Fite	Jeffrey Owensby
Chairman

Julie A. Raney	William A. Robotham

29

EXECUTIVE COMPENSATION

The following table shows the cash and non-cash compensation for the years indicated awarded to or earned by individuals who served as our chief executive officer, chief financial officer and each of our other most highly compensated executive officers.

Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position		($) (1)	($) (4)	($) (2)	($) (3)	($) (4)	($) (5)	($) (6)	($)
David E. Ritchie, Jr.	2020	$313,313	—	$69,560	—	$196,770	—	$41,891	$621,534
President and Chief Executive	2019	$274,938	—	$66,246	—	$147,546	—	$38,590	$527,320
Officer	2018	$265,000	$160,000	$66,249	—	—	—	$96,479	$587,728
Mitchell A. Derenzo	2020	$249,000	—	$47,998	—	$93,828	$54,409	$19,933	$465,168
Executive Vice President and	2019	$236,500	—	$45,199	—	$76,151	$47,356	$19,135	$424,341
Chief Financial Officer	2018	$223,250	—	$42,993	—	$78,106	$42,455	$17,830	$404,634
Kevin B. Bender	2020	$249,000	—	$47,998	—	$93,828	$31,544	$32,879	$455,249
Executive Vice President and	2019	$236,500	—	$45,199	—	$76,151	$28,721	$31,057	$417,628
Chief Operating Officer	2018	$223,250	—	$42,993	—	$78,106	$26,117	$29,152	$399,618
Dan C. McGregor (7)	2020	$227,750	—	$43,007	—	$68,325	—	$27,193	$366,275
Executive Vice President and	2019	$211,250	—	$24,995	—	$68,021	—	$16,409	$320,675
Chief Credit Officer	2018	$125,758	—	—	—	$43,997	—	$9,534	$179,289

(1)	Includes amounts deferred at the discretion of the named executive officers pursuant to the American River Bankshares 401(k) Plan and the American River Bankshares Deferred Compensation Plan, as applicable.
(2)	The amount reported in this column represents the fair value of restricted stock awarded during the years shown in accordance with FASB ASC Topic 718. Please refer to footnote 2 to our audited financial statements included in our annual report to shareholders for the year ended December 31, 2020 for a discussion of the assumptions related to the calculation of such value. During 2020, Mr. Ritchie was awarded 4,752 shares of restricted stock, Mr. Derenzo was awarded 3,279 shares of restricted stock, Mr. Bender was awarded 3,279 shares of restricted stock, and Mr. McGregor was awarded 2,938 shares of restricted stock. During 2019, Mr. Ritchie was awarded 4,715 shares of restricted stock, Mr. Derenzo was awarded 3,217 shares of restricted stock, Mr. Bender was awarded 3,217 shares of restricted stock, and Mr. McGregor was awarded 1,779 shares of restricted stock. During 2018, Mr. Ritchie was awarded 4,330 shares of restricted stock, Mr. Derenzo was awarded 2,810 shares of restricted stock, Mr. Bender was awarded 2,810 shares of restricted stock, and Mr. McGregor was not awarded any shares of restricted stock.
(3)	There were no stock options awarded to the named executive officers in 2018, 2019, or 2020.
(4)	Bonus and incentive compensation payments are generally paid in cash before March 15th of each year for the prior fiscal year’s performance provided that the named executive officer remains in the Company’s employ at the time of payment. Mr. Ritchie’s bonus for 2018 was a guaranteed amount under his employment agreement.
(5)	The amounts in this column represent the increase in the actuarial net present value of all future retirement benefits under the individual’s salary continuation agreement ($29,463 for Mr. Derenzo and $31,544 for Mr. Bender) and the above-market or preferential earnings on any nonqualified deferred compensation ($24,946 for Mr. Derenzo). The above-market rate is determined based upon the rate of interest credited above 120% of the applicable federal long-term rate. For 2020, the interest rate credited was 5.69% and 120% of the applicable federal long-term rate (for January 2020) was 2.46%. The individuals may not be entitled to the benefit amounts included as the salary continuation agreement is not fully vested (see description of the salary continuation agreements on page 27 of this proxy statement) and the deferred compensation plan is not funded.
(6)	Amounts include 401(k) matching contributions and Company paid health and welfare benefits. The 401(k) matching contributions for 2020 were $11,400 for Messrs. Ritchie, Derenzo; and Bender, and $11,057 for Mr. McGregor. Health and welfare benefits for 2020 were $18,986 for Mr. Ritchie; $8,533 for Mr. Derenzo; $21,479 for Mr. Bender; and $16,136 for Mr. McGregor. The amounts for 2020 for Mr. Ritchie include the value of the use of a Company-owned vehicle ($11,505).
(7)	Mr. McGregor joined the Company on May 15, 2018. His annual salary for 2018 was $200,000, of which he received a prorated amount of $125,758 during 2018.
30

GRANTS OF PLAN-BASED AWARDS

The following table summarizes the non-equity and equity incentive plan awards and stock awards that were made to the Company’s executive officers named in the “Summary Compensation Table” on page 30 of this proxy statement in the fiscal year ended December 31, 2020.

Grants of Plan-Based Awards Table

Name	Award Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David E. Ritchie, Jr.		78,328	156,656	223,235	—	—	—	—	—	—	—
	2/19/20	—	—	—	—	—	—	4,752	—	—	69,560
Mitchell A. Derenzo		37,350	74,700	106,448	—	—	—	—	—	—	—
	2/19/20	—	—	—	—	—	—	3,279	—	—	47,998
Kevin B. Bender		37,350	74,700	106,448	—	—	—	—	—	—	—
	2/19/20	—	—	—	—	—	—	3,279	—	—	47,998
Dan C. McGregor		34,163	68,325	97,363	—	—	—	—	—	—	—
	2/19/20	—	—	—	—	—	—	2,938	—	—	43,007

(1)	Actual amounts earned for 2020 and paid in 2021 were $196,770 for Mr. Ritchie; $93,828 for Mr. Derenzo and Mr. Bender; and $68,325 for Mr. McGregor. See also the “Annual Cash Incentive Compensation” on page 22 of this proxy statement for more information regarding the Company’s cash incentive compensation program.
(2)	The amount reported in this column represents the fair value of restricted stock awarded in 2020 in accordance with FASB ASC Topic 718. Please refer to footnote 2 to our audited financial statements included in our annual report to shareholders for the year ended December 31, 2020 for a discussion of the assumptions related to the calculation of such value. It is the Company’s policy that the per share value for restricted stock awards is the market value of the Company’s common stock based on the closing price on the date of the award, which was $14.6381 on February 19, 2020. See also the “Long-Term Incentive Compensation” on page 25 of this proxy statement for more information regarding restricted stock awards. There is no dollar amount of consideration paid by the named executive officer on the award or vesting date of restricted stock.

31

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows the outstanding stock option and restricted stock awards under the 2010 and 2020 Equity Incentive Plans held at the end of fiscal year 2020 by the executive officers named in the “Summary Compensation Table” on page 30 of this proxy statement.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards
										Equity
										Incentive
			Equity						Equity Incentive	Plan Awards:
			Incentive						Plan Awards:	Market or
			Plan Awards:					Market	Number of	Payout Value
	Number of	Number of	Number of			Number of		Value of	Unearned	of Unearned
	Securities	Securities	Securities			Shares or		Shares or	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			Units of		Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Stock That		Stock That	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not		Have Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested		Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)		($) (4)	(#)	($)
David E Ritchie, Jr.	—	—	—	—	—	1,444	(1)	$18,989	—	—
	—	—	—	—	—	3,144	(2)	$41,344	—	—
	—	—	—	—	—	4,752	(3)	$62,489	—	—
Mitchell A. Derenzo	2,176	—	—	$7.07	5/16/2022	937	(1)	$12,322	—	—
	6,682	—	—	$8.85	5/22/2024	2,145	(2)	$28,207	—	—
	4,903	—	—	$9.56	5/21/2025	3,279	(3)	$43,119	—	—
Kevin B. Bender	3,226	—	—	$7.07	5/16/2022	937	(1)	$12,322	—	—
	6,006	—	—	$8.85	5/22/2024	2,145	(2)	$28,207	—	—
	4,606	—	—	$9.56	5/21/2025	3,279	(3)	$43,119	—	—
Dan C McGregor	—	—	—	—	—	1,186	(2)	$15,596	—	—
	—	—	—	—	—	2,938	(3)	$38,635	—	—

(1)	These restricted stock awards vest at a rate of 33.33% per year, with a remaining vesting date of February 21, 2021.
(2)	These restricted stock awards vest at a rate of 33.33% per year, with remaining vesting dates of February 20, 2021 and 2022.
(3)	These restricted stock awards vest at a rate of 33.33% per year, with remaining vesting dates of February 19, 2021, 2022 and 2023.
(4)	Market value is based on the closing price of $13.15 per share of the Company’s common stock on December 31, 2020.

OPTION EXERCISES AND STOCK VESTED

The following table summarizes information with respect to stock option awards exercised during fiscal year 2020 and the amount of restricted stock vested during fiscal year 2020 for each of the executive officers named in the “Summary Compensation Table” on page 30 of this proxy statement.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
David E. Ritchie, Jr.	—	—	5,459	$71,149
Mitchell A. Derenzo	—	—	2,342	$32,940
Kevin B. Bender	—	—	2,322	$32,740
Dan C. McGregor	—	—	593	$8,717

(1)	Value realized is calculated based on the Company’s common stock market price on the date of exercise less the exercise price multiplied by the number of shares exercised.
(2)	Value realized is calculated based on the Company’s common stock market price on the date of vesting multiplied by the number of shares vested.

32

PENSION BENEFITS

The following table summarizes information with respect to each plan that provides for payments or other benefits at, following, or in connection with the retirement of any of the executive officers named in the “Summary Compensation Table” on page 30 of this proxy statement.

Pension Benefits Table

Name	Plan Name (1)	Number of Years Credited Service (#) (2)	Present Value of Accumulated Benefit ($) (3)	Payments During Last Fiscal Year ($)
Mitchell A. Derenzo	Salary Continuation Agreement	14.0	$261,040	—
Kevin B. Bender	Salary Continuation Agreement	14.0	$233,458	—

(1)	The salary continuation agreements are more fully described on page 27 of this proxy statement.
(2)	Years of credited service represents the number of years the named executive officer has participated in the pension benefit plan.
(3)	Includes amounts which the named executive officer may not be currently entitled to receive because the salary continuation agreements are only partially vested.

NONQUALIFIED DEFERRED COMPENSATION

The Deferred Compensation Plan was established for the purpose of providing the executive officers and selected senior managers, an opportunity to defer compensation. Participants may elect to defer annually, a minimum of $5,000 or a maximum of eighty percent of their base salary and all of their annual cash incentive compensation.

The following table summarizes information for the fiscal year 2020 with respect to participation in the Deferred Compensation Plan (the Company’s only nonqualified deferred compensation plan) by the executive officers named in the “Summary Compensation Table” on page 30 of this proxy statement.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($) (3)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($) (1) (3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($) (2) (3)
David E. Ritchie, Jr.	—	—	—	—	—
Mitchell A. Derenzo	$43,038	—	$47,405	—	$872,406
Kevin B. Bender	—	—	—	—	—
Dan C. McGregor	—	—	—	—	—

(1)	Earnings credited to the accounts are based upon the terms of the Deferred Compensation Plan, which is equal to the five-year U.S. Treasury Note plus 4.0%. The rate credited for 2020 was 5.69%.
(2)	The Deferred Compensation Plan is an unfunded plan. For more information on the Deferred Compensation Plan, please see page 27 of this proxy statement.
(3)	Amount in the contributions column was included in the salary reported as compensation to the named executive officer in the “Summary Compensation Table” on page 30 of this proxy statement for 2020. $24,946 of the amount in the earnings column was reported as compensation to the named executive officer in the “Summary Compensation Table” on page 30 of this proxy statement for 2020. $581,046 of the aggregate balance at last fiscal year-end has been reported as compensation to the named executive officer in the “Summary Compensation Table” of prior proxy statement for applicable years earned.

33

The following table sets forth certain information regarding potential payments that would have been made be made to each of our named executive officers in the event their employment terminated on December 31, 2020 under the various circumstances set forth below.

Potential Payments Upon Termination of Employment or Change in Control

Executive Officer	Base Salary ($) (1)	Cash Incentive Compensation ($) (2)	COBRA Payments ($) (3)	Salary Continuation Plan Payments ($) (4)	Restricted Stock ($) (5)	Total Termination Benefits ($) (6)
Mr. Ritchie (7)
Voluntary Termination or Retirement	—	—	—	—	—	—
Involuntary Termination (other than for cause)	325,000	147,546	47,491	—	60,490	580,527
Involuntary Termination (for cause)	—	—	—	—	—	—
Termination in Connection with Change in Control	650,000	311,697	47,491	—	122,821	1,132,009
Death	—	147,546	—	—	122,821	270,367
Disability	—	147,546	—	—	122,821	270,367
Mr. Derenzo (8), (9)
Voluntary Termination or Retirement	—	—	—	525,000	—	525,000
Involuntary Termination (other than for cause)	126,000	—	—	525,000	—	651,000
Involuntary Termination (for cause)	—	—	—	—	—	—
Termination in Connection with Change in Control	252,000	—	—	525,000	83,647	860,647
Death	—	—	—	750,000	83,647	833,647
Disability	—	—	—	525,000	83,647	608,647
Mr. Bender (8)
Voluntary Termination or Retirement	—	—	—	525,000	—	525,000
Involuntary Termination (other than for cause)	126,000	—	—	525,000	—	651,000
Involuntary Termination (for cause)	—	—	—	—	—	—
Termination in Connection with Change in Control	252,000	—	—	525,000	83,647	860,647
Death	—	—	—	750,000	83,647	833,647
Disability	—	—	—	525,000	83,647	608,647
Mr. McGregor (8)
Voluntary Termination or Retirement	—	—	—	—	—	—
Involuntary Termination (other than for cause)	116,000	—	—	—	—	116,000
Involuntary Termination (for cause)	—	—	—	—	—	—
Termination in Connection with Change in Control	232,000	—	—	—	54,231	286,231
Death	—	—	—	—	54,231	54,231
Disability	—	—	—	—	54,231	54,231

(1)	For involuntary termination, this represents one year annual salary for Mr. Ritchie and six months of annual salary for Messrs. Derenzo, Bender and McGregor. For termination in connection with change in control, this represents two years of annual salary for Mr. Ritchie and one year annual salary for Messrs. Derenzo, Bender and McGregor. In February 2021, the employment agreements with Messrs. Derenzo, Bender, and McGregor were amended to increase the change in control benefit from twelve (12) months to eighteen (18) months.
34

(2)	Mr. Ritchie would receive a prorata share of prior year bonus for involuntary termination, termination in connection of death or disability, and in the case of a Change of Control, the two (2) times the three year average of his annual bonus for the three fiscal years prior to the year in which the Change of Control occurs.
(3)	Mr. Ritchie would receive eighteen (18) months of COBRA payments to be paid ratably over eighteen (18) months ($2,638.38 per month) for involuntary termination or termination in connection with change in control.
(4)	Represents annual amount due under Messrs. Derenzo and Bender’s Salary Continuation Plans. For voluntary termination, involuntary termination, termination in connection with change in control, or disability, payment would be $35,000 per year for fifteen (15) years for a total payment of $525,500. If death were to occur, payments of $50,000 per year would continue for fifteen (15) years for a total payment to the beneficiaries of each executive officer of $750,000. The Company maintains life insurance policies on Messrs. Derenzo and Bender that exceeds this amount.
(5)	For Mr. Ritchie this represents the value (the number of restricted shares times $13.15, the closing price of the Company’s shares on December 31, 2020) of the outstanding and unvested restricted stock which are deemed to have vested as if his employment had continued for one (1) year following the actual termination date due to involuntary termination or 4,600 of his 9,340 restricted share outstanding and in the case of termination in connection with change in control, death or disability, this amount represents the value of all 9,340 of his restricted shares. For Messrs. Derenzo, Bender and McGregor, in the case of termination in connection with change in control, death or disability, this amount represents the value of all of their outstanding restricted shares
(6)	Sum of columns 1 through 5.
(7)	Mr. Ritchie’s payments upon involuntary termination, change in control termination, death and disability are to be made in lump sum within 30 days of termination and require Mr. Ritchie to provide the Company a general release of claims.
(8)	Messrs. Derenzo, Bender, and McGregor’s payments upon involuntary termination and change in control termination are to be made in a lump sum between 6 months and 9 months following termination.
(9)	Mr. Derenzo’s payments do not include payout of his deferred compensation balance, the amount of which is reflected in Nonqualified Deferred Compensation Table.

Pay Ratio Disclosure

The annual total compensation for 2020 was $64,385 for our median employee and $621,534 for CEO Ritchie. The resulting ratio comparing the annual total compensation for 2020 earned by CEO Ritchie and by our median employee is 9.7 to 1.

During 2020 there has been no change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure if we redetermined our median employee for 2020, therefore, we are using the same median employee in the pay ratio calculation that was identified for the calculation for 2019 and updating that employee’s pay for actual 2020 results.

We identified the median employee for 2019 by examining the 2019 total compensation for all individuals (excluding Mr. Ritchie) who were employed by us on December 31, 2019, the last day of our payroll year. We included all employees, whether employed on a full-time, part-time or seasonal basis and we annualized the compensation for full-time employees that were not employed by us for all of 2019.

For the 2020 calculation, we calculated the median employee’s annual total compensation using the same methodology we use for our named executive officers as set forth in the Summary Compensation Table in this proxy statement, except as described in the next sentence. The compensation for our median employee included their salary, overtime, cash incentive compensation that is paid periodically during 2020 or incentive compensation earned in 2019 that was paid in 2020 (rather than incentive compensation earned in 2020 that is paid in 2021), employer 401(k) match, employer paid insurance costs, and stock compensation. This methodology is consistent with the methodology used for the calculation for 2019.

35

EQUITY COMPENSATION PLAN INFORMATION

The chart below summarizes information under which shares of the Company’s common stock are authorized for issuance through the 2020 Equity Incentive Plan and the 2010 Equity Incentive Plan as of December 31, 2020. Both the 2020 Equity Incentive Plan and the 2010 Equity Incentive Plan were approved by the Company’s shareholders. The Company has no other equity compensation plan under which future grants can be made and there are no warrants or other rights outstanding that would result in the issuance of shares of the Company’s common stock.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	29,958	(1)	$8.79	230,366	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	29,958		$8.79	230,366

(1)	Represents shares reserved but unissued under the 2010 Equity Incentive Plan. As of December 31, 2020, there were 29,958 outstanding stock options awarded under the 2010 Equity Incentive Plan and zero outstanding stock options awarded under the 2020 Equity Incentive Plan.
(2)	Represents shares that were eligible for award as of December 31, 2020, under the 2020 Equity Incentive Plan. This amount does not include 58,499 shares of restricted stock and 29,958 stock options that were awarded, but have not yet vested or been exercised under the 2010 Equity Incentive Plan. In February 2021, there was an additional 22,761 shares of restricted awarded under the 2020 Equity Incentive Plan. The 2010 Equity Incentive Plan terminated the award of stock options on March 17, 2020. No new award of stock options can be made under the 2010 Equity Incentive Plan and any shares reserved will either be exercised or will be forfeited.

TRANSACTIONS WITH RELATED PERSONS

The Company has a policy that it does not enter into any transactions covered under Item 404 of Regulation S-K with the exception of loans made by the Company’s subsidiary, American River Bank, (see “Indebtedness of Management” immediately following this section) and a lease transaction described below that was entered into in 1985, and subsequently renewed, with Bradshaw Plaza, Associates, Inc., a California corporation doing business as Bradshaw Plaza, which is owned in part by Charles D. Fite, a director of the Company, in addition to ownership by other family members.

American River Bank leases the premises at 9750 Business Park Drive, Sacramento, California and uses the premises for one of its branch locations. The lease term is three years and expires on November 30, 2022. The premises consist of 3,711 square feet on the ground floor. The current monthly rent is $6,680. The approximate aggregate rental payments for the period from January 1, 2021 through the lease term expiring on November 30, 2022 will be $153,640. The Board of Directors has evaluated this transaction and the lease relationship and has determined that is does not impair the independence of Mr. Fite, as defined under applicable NASDAQ listing rules. The Board of Directors also determined that they would not expand the existing lease relationship nor would they enter into any new leases for any location other than the current location with Mr. Fite or any of his related companies.

Other than the lease transaction with Director Fite, there have been no transactions, or series of similar transactions, since January 1, 2020, or any currently proposed transaction, or series of similar transactions, to which American River Bankshares or American River Bank was or is to be a party, in which the amount involved exceeded or will exceed $120,000 and in which any director, director-nominee or executive officer of American River Bankshares or American River Bank, any shareholder owning of record or beneficially 5% or more of American River Bankshares common stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest except as described below.

36

Indebtedness of Management

American River Bankshares, through American River Bank, has had, and expects in the future to have banking transactions in the ordinary course of its business with many of American River Bankshares’ directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling shareholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with unrelated persons. Management believes that in 2020 such transactions comprising loans did not involve more than the normal risk of collectability or present other unfavorable features. Loans to executive officers of American River Bankshares and American River Bank are subject to limitations as to amount and purposes prescribed in part by the Federal Reserve Act, as amended, and the regulations of the Federal Deposit Insurance Corporation.

PROPOSAL NO. 2

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm of Crowe LLP (“Crowe”) served the Company as its independent registered public accountants and auditors for the fiscal years ended December 31, 2020 and 2019, at the direction of the Audit Committee and the Board of Directors of the Company. Crowe does not have any interests, financial or otherwise, in the Company. Crowe has been the Company’s auditor since 2011. The services rendered by Crowe during the 2020 and 2019 fiscal years were audit services, consultation in connection with various accounting matters, and preparation of the Company’s income tax returns.

The table below summarizes the services rendered to the Company by Crowe during and for the 2020 and 2019 fiscal years.

	2020	2019
Audit Fees (1)	$211,500	$242,440
Audit-Related Fees (2)	18,750	13,600
Tax Fees (3)	23,688	22,500
All Other Fees (4)	5,790	6,410
Total Accounting Fees	$259,728	$284,950

(1)	Audit fees consisted of services rendered by Crowe for the audit of the Company’s consolidated financial statements included in the Annual Report on Form 10-K and for reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for fiscal years 2020 and 2019. The 2019 fees also included the audit of the Company’s internal control over financial reporting, based on criteria established in Internal Control – Integrated Framework: (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”).
(2)	Audit-related fees represent fees for professional services in connection with the audit of the Company’s 401(k) plan.
(3)	Tax fees consisted principally of services rendered by Crowe for assistance relating to tax compliance and reporting for fiscal years 2020 and 2019.
(4)	All other fees are professional services related to consultation. For 2019 this would include consultation related to new accounting standards ($6,000) and changes in tax regulations ($410) and for 2020 this would include consultation and auditing related to Company’s filing of its Form S-8 to the SEC ($5,790).

The Audit Committee approved each professional service rendered by Crowe during the 2020 and 2019 fiscal years and considered whether the provision of such services is compatible with Crowe maintaining its independence. The approval of such professional services included pre-approval of all audit and permissible non-audit services provided by Crowe. These services included audit, tax and other services described above. The Audit Committee Charter, which can be found on the Company’s website www.americanriverbank.com by accessing the Investor Relations link, then the Corporate Information link, then the Governance Documents link located at that address, includes a policy of pre-approval of all services provided by the Company’s independent registered public accountants. The Audit Committee approved one hundred percent (100%) of all such professional services provided by Crowe during the 2020 and 2019 fiscal years. It is anticipated that one or more representatives of Crowe will be present at the Meeting and will be able to make a statement if they so desire and answer appropriate questions from shareholders.

The ratification of the selection of Crowe as the Company’s independent registered public accountants requires approval of a majority of the total number of shares voting at the Meeting. If our shareholders do not ratify the selection of independent accountants, the Audit Committee will reconsider the appointment. However, even if our shareholders ratify the selection, the Audit Committee may still appoint new independent accountants at any time during the year if it believes that such a change would be in the best interests of the Company.

37

Recommendation of Board of Directors

The Board of Directors recommends that shareholders vote “FOR” the ratification of the selection of Crowe, LLP as the Company’s independent registered public accountant for the fiscal year ended December 31, 2021.

AUDIT COMMITTEE REPORT

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY’S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE THIS PROXY STATEMENT OR FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, IN WHOLE OR IN PART, THE FOLLOWING REPORT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILING.

The Audit Committee consists of the following members of the Company’s Board of Directors: Philip A. Wright, Kimberly A. Box, and William A. Robotham (Chairman and Audit Committee Financial Expert). Each such member of the Audit Committee is “independent” as defined under applicable NASDAQ listing rules.

The Audit Committee operates under a written charter adopted by the Board of Directors, which among other matters, delineates the responsibilities of the Audit Committee. The Audit Committee’s responsibilities include responsibility for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accountants (including resolution of disagreements between management and the independent registered public accountants regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Company’s independent registered public accountants report directly to the Audit Committee.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2020 with management and Crowe LLP, the Company’s independent registered public accountants. The Audit Committee has discussed with Crowe LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission. In addition, the Audit Committee has also received from Crowe LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding Crowe’s communications with the Audit Committee concerning independence, and has discussed with Crowe its independence.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of American River Bankshares Board of Directors:

Philip A. Wright	Kimberly A Box	William A. Robotham
Chairman

38

PROPOSAL NO. 3

ADVISORY (NON-BINDING) VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) provides shareholders with the opportunity to vote on an advisory (non-binding) basis, to approve the compensation of our named executive officers as further described in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement, including the related compensation tables and narrative discussion. This proposal, commonly known as a “Say on Pay” proposal, provides our shareholders the opportunity to express their views on our executive officer compensation program, as it relates to our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

We ask our shareholders to indicate their support for our executive officer compensation program for our named executive officers and vote “FOR” the following resolution at the Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the discussion in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement and the related compensation tables and narrative discussion.”

Because your vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee and may not be construed as overruling any decision by the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee may, in their respective sole discretion, take into account the outcome of the vote when considering future executive officer compensation arrangements.

Shareholders are encouraged to carefully review the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement and the related compensation tables and narrative discussion for a detailed discussion of the Company’s executive officer compensation program for our named executive officers.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the approval of Proposal No. 3.

ANNUAL REPORT

The Annual Report of the Company containing audited financial statements for the fiscal year ended December 31, 2020 is being mailed or made available electronically to shareholders simultaneously with this proxy statement.

ANNUAL DISCLOSURE STATEMENT

American River Bank has prepared an Annual Disclosure Statement as required by FDIC regulations, a copy of which may be obtained upon written request to Kimberly A. Box, Secretary, American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670.

WEBSITE

Information regarding the Company may be obtained from the Company’s website at www.americanriverbank.com. Copies of the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and Section 16 reports by Company insiders, including exhibits and amendments thereto, are available free of charge on the Company’s website as soon as they are published by the Securities and Exchange Commission through a link to the reporting system maintained by the Securities and Exchange Commission. To access Company filings, select the “Investor Relations” link on the menu item on the Company website, then select the “Company News” link and then the “SEC Filings” link to view or download copies of reports including Form 10-K, 10-Q or 8-K, or the “Section 16 Filings” link to view or download reports on Forms 3, 4 or 5 of insider transactions in Company securities. You may also request, without charge, a copy of the Company’s Annual Report on Form 10-K upon written request to the Company’s Corporate Secretary, American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, California 95670.

39

SHAREHOLDER PROPOSALS

We intend to hold our 2022 Annual Meeting of Shareholders on May 19, 2022. The deadline for shareholders to submit proposals for inclusion in the proxy statement and form of proxy for the 2022 Annual Meeting of Shareholders is December 10, 2021. The proposals must be in a form compliant with our Bylaws and applicable law. Management of the Company will have discretionary authority to vote proxies obtained by it in connection with any shareholder proposal not submitted on or before the deadline. All proposals should be submitted by Certified Mail - Return Receipt Requested, to Kimberly A. Box, Secretary, American River Bankshares, 3100 Zinfandel Drive, Suite 450, Rancho Cordova, CA 95670. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph), but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit management to vote proxies in its discretion if the Company (a) receives notice of the proposal before the close of business on February 23, 2022 and advises shareholders in next year’s proxy statement about the nature of the matter and how management intends to vote on the matter, or (b) does not receive notice of the proposal prior to the close of business on February 23, 2022.

OTHER MATTERS

The Board of Directors knows of no other matters, which will be brought before the Meeting, but if such matters are properly presented to the Meeting, proxies solicited hereby will be voted in accordance with the discretion of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the Meeting and at any and all postponements or adjournments thereof in accordance with the terms of such proxies.

Dated: April 9, 2021	AMERICAN RIVER BANKSHARES

By:
Kimberly A. Box
Corporate Secretary

40

DIRECTIONS TO ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 20, 2021 - 3:00 p.m. Pacific Time

Homewood Suites by Hilton

10700 White Rock Road

Rancho Cordova, CA 95670

Directions:

East

HWY 50 East

Exit Zinfandel Dr.

Turn right onto Zinfandel Dr. get into the right hand lane

Turn right at the first light on to White Rock Rd.

Turn left into the first driveway

West

HWY 50 West

Exit Zinfandel Dr. follow the signs for South

Turn left at Zinfandel Dr. get into the right hand lane

Turn light at the second light on to White Rock Rd.

Turn left into the first driveway

Map:

C123456789 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters - here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 1:00 a.m., Eastern Time, on May 20, 2021. Online Go to www.envisionreports.com/AMRB or scan the QR code - login details are located in the shaded bar below. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/AMRB Annual Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals - The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. For Withhold For Withhold For Withhold + 1. Election of directors to serve until the 2022 Annual Meeting of Shareholders and until their successors are duly elected and qualified: 01 - Nicolas C. Anderson 04 - Jeffery Owensby 07 - David E. Ritchie Jr. 02 - Kimberly A. Box 05 - Julie A. Raney 08 - Philip A. Wright 03 - Charles D. Fite 06 - William A. Robotham 2. To ratify the selection of Crowe, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. For Against Abstain 3. To approve, on an advisory (non-binding) basis, the Company’s named executive officer compensation. For Against Abstain Note: The proxies are given authority to vote according to their discretion on all other matters which may be properly presented for action at the Annual Meeting or any and all postponements or adjournments thereof. B Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) - Please print date below. MMMMMM Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND 03FEUC 8 3 D V 4 9 9 5 6 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

2021 Annual Meeting Admission Ticket 2021 Annual Meeting of Shareholders of American River Bankshares Thursday, May 20, 2021 at 3:00 p.m. Pacific Time Homewood Suites by Hilton 10700 White Rock Road, Rancho Cordova, CA 95670 Upon arrival, please present this admission ticket and photo identification at the registration desk. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/AMRB q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy - American River Bankshares + PROXY FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD THURSDAY, MAY 20, 2021 The undersigned holder of common stock of American River Bankshares acknowledges receipt of a copy of the Notice of 2021 Annual Meeting of Shareholders of American River Bankshares and the accompanying Proxy Statement dated April 9, 2021 and revoking any Proxy heretofore given, hereby constitutes and appoints David E. Ritchie, Jr. and Mitchell A. Derenzo, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of common stock of American River Bankshares standing in the name of the undersigned which the undersigned could vote if personally present and acting at the 2021 Annual Meeting of Shareholders of American River Bankshares to be held at Homewood Suites by Hilton, 10700 White Rock Road, Rancho Cordova, CA 95670 on Thursday, May 20, 2021 at 3:00 p.m. Pacific Time or at any and all postponements or adjournments thereof, upon the items listed on the reverse side as set forth in the Notice of Meeting and Proxy Statement and to vote according to their discretion on all other matters which may be properly presented for action at the Annual Meeting or any and all postponements or adjournments thereof. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES LISTED AND “FOR” PROPOSALS 2 AND 3. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” EACH OF THE PROPOSALS. THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. PLEASE SIGN AND DATE ON REVERSE SIDE. C Non-Voting Items Change of Address - Please print new address below. Comments - Please print your comments below. Meeting Attendance Mark box to the right ifyou plan to attend the Annual Meeting. +

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals - The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. For Withhold For Withhold For Withhold + 1. Election of directors to serve until the 2022 Annual Meeting of Shareholders and until their successors are duly elected and qualified: 01 - Nicolas C. Anderson 04 - Jeffery Owensby 07 - David E. Ritchie Jr. 02 - Kimberly A. Box 05 - Julie A. Raney 08 - Philip A. Wright 03 - Charles D. Fite 06 - William A. Robotham 2. To ratify the selection of Crowe, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. For Against Abstain 3. To approve, on an advisory (non-binding) basis, the Company’s named executive officer compensation. For Against Abstain Note: The proxies are given authority to vote according to their discretion on all other matters which may be properly presented for action at the Annual Meeting or any and all postponements or adjournments thereof. B Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. 03FEVC 1 U P X 4 9 9 5 6 1 +

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy - American River Bankshares PROXY FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD THURSDAY, MAY 20, 2021 The undersigned holder of common stock of American River Bankshares acknowledges receipt of a copy of the Notice of 2021 Annual Meeting of Shareholders of American River Bankshares and the accompanying Proxy Statement dated April 9, 2021 and revoking any Proxy heretofore given, hereby constitutes and appoints David E. Ritchie, Jr. and Mitchell A. Derenzo, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of common stock of American River Bankshares standing in the name of the undersigned which the undersigned could vote if personally present and acting at the 2021 Annual Meeting of Shareholders of American River Bankshares to be held at Homewood Suites by Hilton, 10700 White Rock Road, Rancho Cordova, CA 95670 on Thursday, May 20, 2021 at 3:00 p.m. Pacific Time or at any and all postponements or adjournments thereof, upon the items listed on the reverse side as set forth in the Notice of Meeting and Proxy Statement and to vote according to their discretion on all other matters which may be properly presented for action at the Annual Meeting or any and all postponements or adjournments thereof. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES LISTED AND “FOR” PROPOSALS 2 AND 3. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” EACH OF THE PROPOSALS. THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. PLEASE SIGN AND DATE ON REVERSE SIDE.